UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
  ☐ Preliminary Proxy Statement
  ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☒ Definitive Proxy Statement
  ☐ Definitive Additional Materials
  ☐ Soliciting Material Pursuant to Section 240.14a-12
AMERICAN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.
☐	Fee paid previously with preliminary materials.

2023
American Financial Group, Inc.
Annual Meeting of Shareholders

Meeting Notice
Proxy Statement

Notice of 2023 Annual
Meeting of Shareholders
Dear Shareholder:
Our annual meeting of shareholders will be held on Wednesday, May 17, 2023, in Cincinnati, Ohio for the following purposes:
Items
1	To elect 11 directors;
2	To ratify the appointment of our independent registered public accounting firm;
3	To approve on an advisory basis our named executive officer compensation; and
4	To conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation.
Shareholders will also transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The 2023 annual meeting of shareholders will be a virtual meeting conducted via webcast. You will be able to participate in the virtual meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AFG2023.
You may vote if you were a shareholder of record at the close of business on March 24, 2023. Our proxy materials are available via the internet, which allows us to reduce printing and delivery costs and lessen environmental impact.
We want your shares to be represented at the meeting and urge you to vote. For instructions on voting and more information about the annual meeting, please refer to page 59 under, “Information about the Annual Meeting and Voting.”

Karl J. Grafe
Vice President and Secretary

Cincinnati, Ohio
April 3, 2023

MEETING DETAILS
Date: May 17, 2023
Time: 11:00 a.m. Eastern Time
Location: www.virtualshareholder meeting.com/AFG2023

2023 Proxy Statement | American Financial Group i

2023 Proxy
Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.
MEETING DETAILS
(see “Information about the Annual Meeting and Voting” beginning on page 59):
Date: May 17, 2023	Time: 11:00 a.m. Eastern Time	Location: www.virtualshareholder meeting.com/AFG2023
WAYS TO VOTE
Through the Internet: www.proxyvote.com	By toll free telephone: (800) 690-6903	By mail: Follow instructions on your proxy card	Virtually: At the Annual Meeting
Matters to be Voted on:
Items		Board Recommendation	Page
1	Election of 11 Director Nominees	FOR each nominee	Page 7
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Page 13
3	Advisory Vote to Approve Compensation of Named Executive Officers (“Say-on-Pay”)	FOR	Page 15
4	Advisory Vote on the Frequency of Future Advisory Votes on Compensation of our Named Executive Officers	EVERY ONE YEAR	Page 16
2023 Proxy Statement | American Financial Group 1

PROXY STATEMENT SUMMARY
Board Communications:
Karl J. Grafe Vice President, Assistant General Counsel & Secretary American Financial Group, Inc. Great American Insurance Group Tower 301 East Fourth Street, 38th Floor Cincinnati, Ohio 45202	Gregory G. Joseph Lead Independent Director American Financial Group, Inc. Great American Insurance Group Tower 301 East Fourth Street Cincinnati, Ohio 45202
Throughout this proxy statement, we refer to documents and information that are available on our website. The content posted on, or accessible through, our website is not incorporated by reference into this proxy statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.
OUR VALUES
Our values form the foundation of our business, shape our priorities, and set our expectations for how we conduct our business, service our customers and interact with each other.

2 2023 Proxy Statement | American Financial Group

PROXY STATEMENT SUMMARY
OUR PURPOSE
We enable individuals and businesses to manage financial risk by providing insurance products and services tailored to meet their specific and ever-changing financial risk exposures. We build value for our investors through the strength of our customers' satisfaction and by consistently producing superior operating results.
A HISTORY DATING BACK 150 YEARS
Our business operates under the Great American Insurance Group, whose history dates back to 1872, with the founding of Great American Insurance Company.

7.4%
Points of Statutory Combined Ratio outperformance vs. peers(1) over 10 year period ended 12/31/2022
50%
Over 50% of Specialty P&C Group gross written premium is produced by businesses with “top 10” market rankings
10 years
Consecutive years our Specialty P&C GAAP Combined Ratio has been under 94%
(1)	Commercial lines industry data based on A.M. Best's Market Segment Report – March 7, 2023.
2023 Proxy Statement | American Financial Group 3

PROXY STATEMENT SUMMARY
2022 FINANCIAL HIGHLIGHTS
FINANCIAL RESULTS:
Core Net Operating Earnings Per Share (Non-GAAP)(1)	10-Year Total Shareholder Return	Statutory Combined Ratio(2)
$11.63	554%	87.0%
Company record	Compared to 226% and 342%, respectively, for the S&P 500 and S&P 500 Property and Casualty Indices	Compared to 98.4% for the commercial lines industry
Total Capital Returned to Shareholders	Per Share Regular and Special Dividends	Adjusted Book Value per Share(3)
$1.23 billion	Regular $2.31 Special $12.00	$53.73
$197 million in regular dividends, $1.02 billion in special dividends and $11 million in share repurchases	Regular dividend rate increased 12.5% in October 2022 representing the 17th consecutive annual dividend increase	18.5% increase from year-end 2022, inclusive of dividends
FINANCIAL STRENGTH:
AM Best
A+(Superior)
Standard & Poor's
A+ (Strong)
Moody's
A1
Rated “A” Excellent or better by A.M. Best for 115 years
One of only four companies to achieve this result
(1)
AFG’s net earnings attributable to shareholders, a GAAP financial measure, include certain items that may not be indicative of its ongoing core operations. AFG believes that its core net operating earnings, a non-GAAP financial measure, provides management, financial analysts, ratings agencies and investors with an understanding of the results from the ongoing operations of the Company by excluding the impact of discontinued operations, net realized gains and losses, and other items that are not necessarily indicative of operating trends. AFG’s management uses core net operating earnings to evaluate financial performance against historical results because it believes this provides a more comparable measure of its continuing business. A reconciliation of net earnings attributable to shareholders to core net operating earnings can be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — General” on page 47 of AFG’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	Commercial lines industry data based on AM Best's Market Segment Report – March 7, 2023
(3)	Adjusted book value per share excludes net unrealized losses related to fixed maturity investments.
4 2023 Proxy Statement | American Financial Group

Corporate Governance Highlights
Corporate Governance Summary
Board Independence and Leadership	All members of key board committees (Audit, Compensation and Corporate Governance) are independent.
64% of our directors are independent.
Lead independent director empowered with broadly defined authorities and responsibilities.
Regular (at least quarterly) executive sessions of independent directors chaired by our lead independent director.
Strong board oversight of enterprise risk.
Shareholder Rights	Individual directors tender resignation if they fail to receive a majority of votes cast.
Shareholders have a right to call a special meeting.
No poison pill.
Board Matters
Our Corporate Governance guidelines provide that we will consider diverse Board candidates, including women and minorities, and each independent director elected to the Board since 2013 has been a woman or a minority.

Our Board consists of directors with a diverse mix of skills, experience and background.
Our Board and Board committees undertake a robust annual self-evaluation.
We have a comprehensive director orientation program for new directors.
Corporate Governance Committee responsible for advising the Board with respect to environmental and social risks and governance, stewardship and sustainability issues.
Director and Officer Stock Ownership	Independent directors have a target of owning Company shares having a value of at least five times their annual cash retainer.
Each Co-CEO is required to own five times his base salary in Company shares.
All other named executive officers as well as Company senior management must own Company shares having a value in excess of one times his or her base salary.

Our executive officers and directors as a group own a substantial percentage of our outstanding common stock which directly aligns the interests of our executive officers and directors with those of our other shareholders.

Compensation Governance	Compensation Committee oversees all aspects of our named executive officer compensation program.
Engaged an independent compensation consultant during 2021 to advise regarding compensation program structure.
A large portion of our named executive officers’ compensation is performance-based.
Annual shareholder advisory vote to approve named executive officer compensation.
No employment agreements or agreements to pay severance upon a change in control with any of our executive officers.
Double-trigger vesting provisions for all equity awards following a change of control.
Annual equity grant to directors is a substantial portion of their annual compensation.
2023 Proxy Statement | American Financial Group 5

Corporate Governance Highlights
Ethics and Corporate Responsibilities	Code of Ethics that applies to all officers, employees and directors, is rooted in our values and is designed to promote the highest standards of ethical conduct.
Active and robust ethics and compliance program, which includes required regular employee training.
Committed to corporate responsibility and sustainability and reports on our efforts are accessible on our website.
6 2023 Proxy Statement | American Financial Group

Proposal No. 1
Election of 11 Directors

The Board of Directors oversees the management of the Company on your behalf. The Board reviews AFG’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Co-Chief Executive Officers, setting the scope of their authority to manage the Company’s business day-to-day, and evaluating senior management performance.
Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated 11 individuals to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than 11 nominees. Each nominee brings a strong and unique background and set of qualifications to the Board, giving the Board as a whole competence and experience in a wide variety of areas central to the Company’s businesses, including corporate governance and board service, executive management and entrepreneurial experience and insurance, finance, legal and accounting expertise. We believe that having independent directors that have served through many insurance cycles (that often last upward of five to seven years) enhances their ability to effectively respond to ever-changing conditions in the property and casualty insurance industry.
The Board of Directors recommends that shareholders vote FOR the election of these 11 nominees as directors.
BOARD NOMINEES
Nominee	Independent	Audit Committee	Compensation Committee	Corporate Governance Committee
Carl H. Lindner III
S. Craig Lindner
John B. Berding
James E. Evans
Terry S. Jacobs	Yes
Gregory G. Joseph
Mary Beth Martin	Yes
Amy Y. Murray	Yes
Evans N. Nwankwo	Yes
William W. Verity	Yes
John I. Von Lehman	Yes
Lead Independent Director	Member	Chair
2023 Proxy Statement | American Financial Group 7

Proposal No. 1
The nominees for election to the Board of Directors are as follows:
Age | 69 Director Since | 1991
Carl H. Lindner III
Mr. Lindner has been Co-Chief Executive Officer since January 2005, and since 1996, he has served as Co-President of the Company. Until 2010, for over ten years, Mr. Lindner served as President, and since 2010, Mr. Lindner has served as CEO of AFG’s Property and Casualty Insurance Group and has been principally responsible for the Company’s property and casualty insurance operations.
The Board believes that Mr. Lindner’s familiarity with the Company as a whole, as well as his experience and expertise in its core property and casualty insurance businesses, makes his service on the Board of Directors extremely beneficial to the Company.

Age | 68 Director Since | 1985
S. Craig Lindner
Mr. Lindner has been Co-Chief Executive Officer since January 2005, and since 1996, he has served as Co-President of the Company. Mr. Lindner served as President of Great American Financial Resources, Inc., a subsidiary of the Company, for more than ten years prior to 2018 when he was elected Chief Executive Officer and was principally responsible for the Company’s annuity operations until their sale in 2021. Until 2011, for over ten years, Mr. Lindner served as President of American Money Management Corporation (“AMMC”), a subsidiary that provides investment services for the Company and certain of its affiliated companies, and Mr. Lindner continues to be primarily responsible for the Company’s investment portfolio.
The Board believes that Mr. Lindner’s familiarity with the Company as a whole, as well as his experience and expertise in the Company’s investment portfolio, makes his service on the Board of Directors extremely beneficial to the Company.

Age | 60 Director Since | 2008
Gregory G. Joseph
Mr. Joseph, an attorney, has been an executive and a principal of various automotive retailers in the Greater Cincinnati, Ohio area known as the Joseph Automotive Group for more than five years. Since 2005, Mr. Joseph has served on the Board of Trustees of Xavier University, a private university located in Cincinnati, Ohio. He served on the board of directors of Infinity Property & Casualty Corporation, an insurance company primarily offering personal automobile insurance which was purchased by Kemper Corp. in 2018, from 2003 to 2008, the last two years as the lead director.
Mr. Joseph’s previous service as a lead director of a publicly traded provider of insurance products provided him with significant knowledge of and experience in the business operations of a publicly-traded insurance holding company, which is beneficial to the Company in light of the many issues applicable to the insurance industry. Additionally, Mr. Joseph’s extensive background and experience at public and private businesses enable him to provide to the Board insights and advice on the broad variety of situations and issues that the Board faces.

8 2023 Proxy Statement | American Financial Group

Proposal No. 1
Age | 60 Director Since | 2012
John B. Berding
Mr. Berding was elected President of AMMC in January 2011. Prior to his election as President, he held a number of investment-related executive positions with AMMC and other AFG subsidiaries. Mr. Berding has over 30 years of experience as an investment professional, and he has spent his entire career with the Company and its affiliates.
The Board values Mr. Berding’s knowledge of financial markets and investment management as well as his specific knowledge of the Company’s investment portfolio and strategy and has determined that his ability to contribute his experience on a constant basis as a member of the Board are invaluable to the Company.

Age | 77 Director Since | 1985
James E. Evans
Mr. Evans has served as an Executive Consultant to the Company since 2014. From 1994 through 2013, Mr. Evans served as Senior Vice President of the Company, and he also served as General Counsel until March 2012 when he was elected Executive Counsel. Prior to that, he served as Vice President and General Counsel of American Financial Corporation, the predecessor to AFG, beginning in 1976. Mr. Evans also previously served on the Boards of Directors of The Penn Central Corporation, Citicasters, Inc. and other companies affiliated with the Company. He began his career in the private practice of law with Keating Muething & Klekamp PLL in 1971.
The Board believes that Mr. Evans’ many years of experience with complex legal and business issues involving the Company specifically, as well as his legal and business expertise generally, render his Board service invaluable to the Company.

2023 Proxy Statement | American Financial Group 9

Proposal No. 1
Age | 80 Director Since | 2003
Terry S. Jacobs
Mr. Jacobs has served as Chairman and CEO of The JFP Group, LLC, a real estate development company, since September 2005. From its founding in 1996 until September 2005, Mr. Jacobs was Chairman of the Board and CEO of Regent Communications, Inc., a public holding company in the radio broadcasting business. From September 2010 through September 2015, he served as non-executive Chairman of the Board of Adelante Media Group, LLC, a private company which owns and operates radio and television stations and specializes in Spanish language programming. Mr. Jacobs serves as Chair of the Actuarial Committee and a member of the Audit Committee of the Ohio Bureau of Workers’ Compensation (BWC) Board of Directors, is a Fellow of the Casualty Actuarial Society, a professional organization focused on applying actuarial science to property, casualty and similar risk exposures and is a Member of the American Academy of Actuaries.
Mr. Jacobs’ principal executive officer experience qualifies him for membership on the Company’s Board and as an “audit committee financial expert” under SEC guidelines. In his career, Mr. Jacobs has significant chief executive officer experience and has held board positions for 10 public companies, six private companies and nine charitable organizations. Mr. Jacobs has significant experience in understanding and critically assessing risks in the property and casualty insurance industry, which the Board believes is valuable to the Company.

Age | 60 Director Since | 2019
Mary Beth Martin
Ms. Martin has served as the Executive Director of the Farmer Family Foundation in Cincinnati, Ohio since 2007. In that role, she manages the organization’s philanthropic goals and objectives, and oversees grant investments. For over 20 years, Ms. Martin previously served in the banking and commercial real estate industries where she led commercial real estate, private bank, trust, and asset management groups at regional banking institutions. Ms. Martin is active in her community and currently serves on the Board of Directors of a number of charitable organizations, including Accelerate Great Schools, where she also serves as Secretary and Treasurer, Teach for America Ohio and Ohio Excels.
The Board believes that Ms. Martin’s management experience in various sectors as well as her financial, investment and commercial real estate experience will significantly benefit the Board of Directors.

10 2023 Proxy Statement | American Financial Group

Proposal No. 1
Age | 58 Director Since | 2021
Amy Y. Murray
Ms. Murray has over 35 years of leadership experience in the corporate world and in local and federal government. She most recently served as Deputy Assistant Secretary of Defense/Deputy, Industrial Policy (from June 2020 to January 2021) and Director of the Office of Small Business (from March 2020 to January 2021) for the U.S. Department of Defense. During 2011 and from 2013-2020, Ms. Murray was a member of the Cincinnati, Ohio City Council serving at various times as chair or vice chair of numerous committees, including the Economic Growth and Zoning Committee, the Major Transportation and Regional Cooperation Committee, the Budget and Finance Committee and the Law and Public Safety Committee. Also, from 2000-2014, she served as founder and chief consultant of The Japan Consulting Group which provides services regarding strategies for successful business relationships with Japanese companies, both in Japan and the United States. Prior to such time, Ms. Murray spent 14 years in various positions at the Procter & Gamble Company, a leading multinational manufacturer of consumer-packaged goods, including as a manager of Global Business Development for Asia and Global Customer Business Development. Ms. Murray is active in the community having served on the boards of several charitable organizations including Cincinnati Zoo and Botanical Society and Boy Scouts of America – Dan Beard Council.
The Board believes that Ms. Murray’s diverse skill set, including government affairs, public relations, corporate, financial consulting and community engagement will help to guide the Company through numerous opportunities in the years to come.

Age | 64 Director Since | 2020
Evans N. Nwankwo
Mr. Nwankwo has worked in the commercial construction industry for nearly 40 years and is the Founder and President of Megen Construction Company, one of the region’s premier builders. Megen Construction provides a full range of services including construction management, design/build, general contracting, estimating and program management, and was the first LEED Platinum builder in the State of Ohio. Megen Construction is a top-ten minority-owned business in Greater Cincinnati. Mr. Nwankwo is active in his community and around the world. He is the founder of NuWay Foundation, a charitable organization focused on improving the lives and economic conditions of the less fortunate in African villages through health, opportunity, pure water and education (H.O.P.E.). He is the Board Chairman of Ambassadors for Self Determination, a nonprofit organization focused on assisting regions of the world with their efforts towards self-determination of their governance. He has also served on the Board of Directors of a number of charitable organizations, including the American Red Cross (Cincinnati Chapter) and the University of Cincinnati College of Arts & Sciences.
As a business owner, entrepreneur and first-generation immigrant, the Board believes that Mr. Nwankwo brings a distinctively unique and diverse perspective to risk assessment and management, which we believe is a valuable addition to our Board.

2023 Proxy Statement | American Financial Group 11

Proposal No. 1
Age | 64 Director Since | 2002
William W. Verity
Mr. Verity has been Chairman and CEO of Verity Investment Partners, an investment management company, since 2002, and prior to that, he was a Partner of Pathway Guidance LLC, an executive consulting firm. Previously, Mr. Verity was Chairman and CEO of ENCOR Holdings, Inc., which owned and operated several product and manufacturing companies, and he worked as an associate in corporate finance at Alex. Brown & Sons, an investment bank. He previously served on the Board of Directors of Chiquita Brands International, Inc., an international food products marketer and distributor.
Mr. Verity’s position as the principal executive officer of a privately held company and his over 30 years of executive and Board experience with complex asset management issues, qualify him for membership on the Company’s Board and Corporate Governance and Compensation Committees. In addition, his executive consulting experience provides him with insight into high-level corporate governance, executive compensation matters and business management matters, all of which the Company and the Board deal with on a regular basis.

Age | 70 Director Since | 2008
John I. Von Lehman
Mr. Von Lehman began his career as a certified public accountant for Haskins & Sells, a predecessor of Deloitte, LLP. For more than five years until his retirement in 2007, Mr. Von Lehman served as Executive Vice President, Chief Financial Officer, Secretary and a director of The Midland Company, an Ohio-based provider of specialty insurance products (“Midland”). He served on the Board of Directors and as Chairman of the Audit Committee of Ohio National Mutual Funds until 2016 and is involved with several Cincinnati-based charitable organizations.
Mr. Von Lehman’s 18 years of service as CFO and director of another publicly traded provider of insurance products qualifies him for membership on the Company’s Board. Specifically, Mr. Von Lehman’s position at Midland provided him with significant knowledge of and experience in property and casualty insurance operations, investment portfolio oversight, capital management and allocation and public company financial statement preparation. In his capacity as a certified public accountant and Chief Financial Officer of Midland, Mr. Von Lehman developed significant experience in preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that compare to those of the Company and which qualify him as an “audit committee financial expert” under SEC guidelines. The depth in his understanding of internal control over financial reporting and risk assessment skills that evolved in his experience with Midland constitute attributes that the Board believes benefit the Company.

12 2023 Proxy Statement | American Financial Group

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s Audit Committee Charter requires that the Audit Committee appoint annually an independent registered public accounting firm to serve as auditors. In February 2023, the Audit Committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2023.
Although the Audit Committee has the sole authority to appoint auditors, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration but may determine to continue to retain Ernst & Young. However, the Audit Committee in its discretion may engage a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company whether or not the shareholders ratify the appointment.
The Board of Directors recommends that shareholders vote FOR the ratification of the Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for 2023.
Audit Fees and Non-Audit Fees
The following table presents fees for professional services performed by Ernst & Young for the years ended December 31, 2022 and 2021.
	2022	2021
Audit fees(1)	$7,103,000	$7,648,000
Audit related fees	120,000	90,000
Tax fees(2)	463,000	535,000
All other fees(3)	502,000	437,000
Total	$8,188,000	$8,746,000
(1)
These aggregate fees were for audits of the financial statements (including services incurred to render an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), subsidiary insurance company audits, reviews of SEC filings, and quarterly reviews.

(2)	These fees relate primarily to tax compliance engagements for preparation and review of foreign tax returns and certain collateralized loan obligations, in addition to other tax advisory services.
(3)	These fees relate primarily to agreed-upon procedure engagements for certain collateralized loan obligation structures managed by AFG.
Representatives of Ernst & Young are expected to be at the meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions from shareholders.
2023 Proxy Statement | American Financial Group 13

Proposal No. 2
Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee has adopted policies that require pre-approval for any audit and non-audit services to be provided to AFG by Ernst & Young LLP. The Audit Committee delegated authority to the Committee Chairperson to pre-approve certain non-audit services which arise between meetings of the Audit Committee. Pursuant to these procedures and delegation of authority, the Audit Committee was informed of and pre-approved any such audit and other services during 2022. No services were provided with respect to the de minimis waiver process provided by rules of the SEC.
14 2023 Proxy Statement | American Financial Group

Proposal No. 3
Advisory Vote on Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as “Say-on-Pay”). Our practice is to conduct this non-binding vote on an annual basis, and under Proposal No. 4 below, we are asking shareholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek advisory votes on the compensation of our named executive officers.
As described below under the heading “Compensation Discussion and Analysis” beginning on page 31 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our named executive officers for achieving short-term and long-term strategic and operational goals designed to achieve increasing total shareholder return. Shareholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.
The Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.
The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. Nevertheless, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
2023 Proxy Statement | American Financial Group 15

Proposal No. 4
Advisory Vote on the Frequency of Future Advisory Votes on Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that shareholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek advisory votes on the compensation of our named executive officers. This proposal is commonly known as a “say-on-frequency” vote. In voting on this Proposal No. 4, shareholders are provided with four choices: shareholders may indicate their preference as to whether the future say-on-pay advisory vote should occur every one year, every two years, every three years or abstain.
Companies are required to hold the “say-on-frequency” vote at least every six years, and our shareholders last voted on the proposal at our 2017 annual meeting of shareholders. At that time, our Board of Directors recommended that shareholders vote for annual advisory votes on executive compensation. Over 89% of the shares voted for annual advisory votes on the non-binding proposal at the 2017 annual meeting.
As in 2017, our Board of Directors continues to recommend that an advisory vote on executive compensation occur each year. The Board of Directors has determined that an annual advisory vote on executive compensation promotes transparency and allows our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. In addition, since the advisory vote on named executive officer compensation became required, it has become customary for most companies, including peers of the Company, to hold the vote annually.
The Board of Directors unanimously recommends that you vote FOR the option of “EVERY ONE YEAR” as the preferred frequency for future advisory votes on named executive officer compensation.
This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
Shareholders may cast a vote on the preferred voting frequency by selecting the option of every one year, every two years or every three years (or abstain) when voting in response to this proposal and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.
16 2023 Proxy Statement | American Financial Group

Company Information
Management
The directors, nominees for director and executive officers of the Company are as follows:
Name	Age	Position	Director or Executive Since
Carl H. Lindner III	69	Co-Chief Executive Officer, Co-President and Director	1979
S. Craig Lindner	68	Co-Chief Executive Officer, Co-President and Director	1980
John B. Berding	60	President of American Money Management Corporation and Director	2012
Gregory G. Joseph	60	Lead Independent Director	2008
James E. Evans	77	Director	1976
Terry S. Jacobs	80	Director	2003
Mary Beth Martin	60	Director	2019
Amy Y. Murray	58	Director	2021
Evans N. Nwankwo	64	Director	2020
William W. Verity	64	Director	2002
John I. Von Lehman	70	Director	2008
Michelle A. Gillis	54	Senior Vice President, Chief Human Resources Officer and Chief Administrative Officer	2013
Brian S. Hertzman	52	Senior Vice President and Chief Financial Officer	2020
Vito C. Peraino	67	Senior Vice President and Executive Counsel	2012
David L. Thompson, Jr.	43	President and Chief Operating Officer of Property & Casualty Insurance Group	2022
Mark A. Weiss	56	Senior Vice President, General Counsel and Chief Compliance Officer	2022
Mr. Carl H. Lindner III and Mr. S. Craig Lindner are brothers, and Mr. Carl H. Lindner III is also the father-in-law of David L. Thompson, Jr.
Michelle A. Gillis was appointed Chief Human Resources Officer in 2022 and became Senior Vice President and Chief Administrative Officer of the Company in March 2013. She has responsibility for human resources, including talent management, total rewards and diversity, equity and inclusion. She also oversees corporate marketing and branding, real estate and numerous shared services areas. Since joining Great American Insurance Company in 2004, Ms. Gillis held various senior human resource management positions. Previously, Ms. Gillis spent several years in senior human resources roles in the financial services sector. Ms. Gillis holds an active accreditation as Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute.
Brian S. Hertzman became Senior Vice President and Chief Financial Officer of the Company in August 2020. Prior to his election, he served as Vice President of the Company since 2014 and Controller since 2012. Mr. Hertzman, a licensed certified public accountant (inactive), joined AFG in 1991 and has held positions of increasing responsibility within the Company’s finance and accounting areas during his over 30 year tenure. As Vice President and Controller of AFG, Mr. Hertzman had responsibility for oversight of accounting policies and procedures in compliance with GAAP and other applicable regulations and financial reporting to the Securities and Exchange Commission.
Vito C. Peraino was appointed Senior Vice President and Executive Counsel of the Company in December 2022 after serving as Senior Vice President and General Counsel since March 2012. He previously served as Senior Vice President of Great American Insurance Company since 2002 and Assistant General Counsel of Great American Insurance Company since 2004. Through
2023 Proxy Statement | American Financial Group 17

Company Information
September 2014, he also served on the Board of Directors of the Company’s subsidiary, National Interstate Corporation. Since joining Great American Insurance Company in 1999, Mr. Peraino has held various executive claims management positions. Previously, Mr. Peraino spent several years in private practice and has represented various insurance industry entities as an attorney since 1981.
David L. Thompson, Jr. became President and Chief Operating Officer of the Company’s Property and Casualty Insurance Group in February 2022. Mr. Thompson has served as Executive Vice President of the group since 2019. He joined the Company in 2006 and since that time, has held various positions of increasing responsibility within the group, including Divisional President. In 2014, Mr. Thompson assumed senior reporting officer responsibilities as a Divisional Group President and was promoted in 2017 to Senior Vice President. While in these roles, he has worked directly with numerous specialty property and casualty businesses as well as several shared service functions, including reinsurance and predictive analytics.
Mark A. Weiss was elected Senior Vice President and General Counsel of the Company effective December 1, 2022. He has also served as the Chief Compliance Officer since 2020. He joined AFG in 2010 and has served in various capacities, most recently as Vice President and Assistant General Counsel. Mr. Weiss spent several years as a corporate and transactional lawyer prior to joining the Company.
Information regarding all nominees for director and directors is set forth beginning on page 7 under “Proposals — Proposal No. 1 — Election of 11 Directors.”
18 2023 Proxy Statement | American Financial Group

Company Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of common shares by each of the Company’s directors and the named executive officers and by all directors and executive officers of the Company as a group. The table also includes those who are known by the Company to own beneficially more than 5% of the issued and outstanding common shares. Except as otherwise provided below, information in the table is as of March 15, 2023, and, to the Company’s knowledge, all common shares are beneficially owned and investment and voting power is held solely by the persons named as owners.
Name of Beneficial Owner/Group	Common Shares Beneficially Owned(1)	Percent of Class
Directors and Named Executive Officers
Carl H. Lindner III(2)	5,548,733	6.5%
S. Craig Lindner(3)	4,977,656	5.8%
John B. Berding(4)	75,725	*
James E. Evans(5)	112,507	*
Terry S. Jacobs	6,850	*
Gregory G. Joseph(6)	115,490	*
Mary Beth Martin	6,121	*
Amy Y. Murray	1,143	*
Evans N. Nwankwo	2,274	*
William W. Verity	11,320	*
John I. Von Lehman	14,184	*
Brian S. Hertzman	14,203	*
Vito C. Peraino(7)	104,883	*
David L. Thompson, Jr.(8)	1,960,694	2.3%
All Directors and Executive Officers as a group (16 persons)(9)	12,490,381	14.6%
Other Beneficial Owners of More than 5% of the Common Shares
BlackRock, Inc.(10)	8,060,100	9.4%
The Vanguard Group(11)	7,925,702	9.3%
(* means less than 1%)
(1)
Includes the following number of shares held in the Company’s 401(k) Retirement and Savings Plan (RASP) (provided as of March 1, 2023): S. Craig Lindner – 51,356; John B. Berding – 27,318 and Brian S. Hertzman – 3,400. For Mr. Berding and Mr. Hertzman, shares owned excludes shares held in the RASP, for which each serves on the Administrative Plan Committee, other than those shares allocated to his personal RASP account.

(2)
Includes 3,604,802 shares held in trusts over which he holds voting and dispositive power; 343,162 shares held by a trust over which his spouse has voting and dispositive power; 838,480 shares held in a limited liability company over which shares he holds dispositive power; 535,798 shares held by a charitable foundation over which he shares voting and dispositive power with his brother, S. Craig Lindner and his mother; 10,781 shares held in trusts for family members over which he holds voting and dispositive power; and 215,710 shares held in two charitable foundations over which he and/or his spouse have or share voting and dispositive power. Mr. Lindner’s address is 301 East Fourth Street, Cincinnati, Ohio, 45202.

(3)
Includes 3,910,233 shares held in trusts over which he has voting and dispositive power; 134,044 shares held in a trust over which he has dispositive power; 116,426 shares held by a trust over which his spouse has voting and dispositive power; 535,798 shares held by a charitable foundation over which he shares voting and dispositive power with his brother, Carl H. Lindner III and his mother; 6,000 shares held in trusts for family members over which he holds voting and dispositive power: and 223,799 shares held by a charitable foundation over which he shares voting and dispositive power with his spouse. Mr. Lindner’s address is 301 East Fourth Street, Cincinnati, Ohio, 45202.

(4)	Includes 1,899 shares held by family trusts.
(5)	Includes 6,432 shares held in trust.
(6)
Includes 65,009 shares held by companies in which he is a minority shareholder and for which he serves as an executive officer or director, 3,000 shares held by a family partnership in which he holds a 25% interest and 4,261 shares held as trustee in trusts for the benefit of family members and 334 shares held by spouse. Does not include 96,714 shares held by Mr. Joseph’s father for which Mr. Joseph holds a power of attorney; Mr. Joseph disclaims beneficial ownership of such shares.

(7)	Includes 19,558 shares held by spouse.
2023 Proxy Statement | American Financial Group 19

Company Information
(8)
Includes 1,873,778 shares held in trusts for family members where he or his spouse has voting and dispositive power, 57,270 shares held in a charitable trust where his wife shares voting and dispositive power and 29,646 shares held by his spouse as custodian for his minor children.

(9)
Shares held by all directors, nominees and executive officers as a group is calculated by counting shares over which Carl H. Lindner III and S. Craig Lindner share voting and dispositive power only once.

(10)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on January 6, 2023 by BlackRock, Inc. reporting sole voting power of 8,102,659 shares and sole dispositive power of 8,600,100 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.

(11)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 9, 2023 by The Vanguard Group reporting shared voting power of 42,328 shares, sole dispositive power of 7,830,534 shares and shared dispositive power of 95,168 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

20 2023 Proxy Statement | American Financial Group

Corporate Governance
Leadership Structure
Management
The Company has two principal executive officers, Carl H. Lindner III and S. Craig Lindner. Each has been designated as a Co-Chief Executive Officer and Co-President of the Company, and each also serves on the Board of Directors.
The Board recognizes that having two principal executive officers is not customary for public companies, including the Company’s peers, but the Board has determined for the reasons set forth below that the executive leadership structure is both appropriate for the Company and optimal for achieving corporate objectives. The Company does not have a separate, non-principal executive officer, president or chief operating officer, and the Company also does not have numerous additional senior officer designations prevalent at other public companies. The Board has noted that these positions are not needed at the Company because the Co-CEOs have assumed responsibility for these roles.
Carl H. Lindner III serves as CEO of AFG’s Property and Casualty Insurance Group and is primarily responsible for AFG’s property and casualty insurance operations. S. Craig Lindner serves as CEO of Great American Financial Resources, Inc. and is primarily responsible for AFG’s investment portfolio and heavily involved in capital management and strategic planning. Each Co-CEO functions within a clearly defined role with respect to the day-to-day operations of the Company, and both Co-CEOs work closely with one another and are significantly involved in all aspects of Company management. The Co-CEOs work together in determining overall corporate strategy and planning, as well as in assessing and managing enterprise risks. Because of their close working relationship, either Co-CEO could assume the additional responsibilities of the other in the event such a need arose.
The Board of Directors believes that the Company’s leadership structure aids in succession planning and provides the Company with significant executive depth and leadership experience. The Board continues to determine that the Company’s leadership structure is currently the most appropriate for the Company.
Board of Directors
The Board does not currently have a Chairperson. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and Chairperson. At the present time, the Board does not believe that such a policy is necessary because the current Board membership, together with the Company’s management, possesses the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight.
The Company’s Corporate Governance Guidelines provide for the selection of a Lead Director from the independent directors at times where the Company has no Chairperson or no independent Chairperson. The Lead Independent Director is appointed annually and is generally expected to serve for more than one year. The Lead Independent Director has the authority to call meetings of the non-employee directors and to preside over such meetings. When the Chairperson, or in the absence of a Chairperson, the Co-CEOs, are absent, the Lead Independent Director presides over meetings of the Board.
2023 Proxy Statement | American Financial Group 21

Corporate Governance
The Lead Independent Director, among other delineated responsibilities:
Gregory G. Joseph
•
Serves as a liaison between the non-employee directors and the Co-CEOs, without inhibiting direct communication between them, including providing feedback and counsel regarding interactions with the Board.

•	Consults on Board meeting agendas and other information sent to the Board.
•	Reviews the quality, quantity, appropriateness and timeliness of information provided to the Board.
•	Consults on and approves Board meeting schedules to ensure there is sufficient time for discussion of all agenda items.
•	Facilitates discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings.
•	Maintains availability, when appropriate, for consultation and direct communication with shareholders.
•
Communicates with the Co-CEOs and, as appropriate, regarding significant matters including decisions reached, suggestions, views or concerns expressed by non-employee directors in executive sessions or outside of Board meetings.

Board of Directors and Committees
There are 11 members on the Board of Directors. The Board met 8 times during 2022. Incumbent directors attended 100% of total Board and committee meetings to which he or she was appointed and served during 2022. The members of the Board are expected to be present at the annual meeting. All of the Directors attended last year’s annual meeting by remote communication which permitted their ability to respond to shareholder questions.
The committees of the Board consist of the Audit Committee, Compensation Committee and Corporate Governance Committee. Each committee is governed by a charter that defines its role and responsibilities and are available on the Company’s website at www.AFGinc.com under “About Us—Leadership and Governance – Board Committees.” A printed copy of these charters may be obtained by shareholders upon written request addressed to the Company’s Secretary, at the address set forth under “Board Communications” in the Proxy Statement Summary.
The following table identifies membership and the Chairperson of each of the current committees of the Board, as well as the number of times each committee met during 2022.
Director	Lead Independent Director	Audit Committee	Compensation Committee	Corporate Governance Committee
Terry S. Jacobs		Member	Member(1)
Gregory G. Joseph		Chair
Mary Beth Martin			Chair(1)	Member
Amy Y. Murray		Member
Evans N. Nwankwo				Member
William W. Verity			Member	Chair
John I. Von Lehman		Member		Member
Meetings in 2022		8	4	3
(1)	Mr. Jacobs served as Chair of the Compensation Committee during 2022 and through March 6, 2023. Ms. Martin was appointed Chair of the Compensation Committee effective March 6, 2023.
22 2023 Proxy Statement | American Financial Group

Corporate Governance
Primary responsibilities of each committee include:
Audit Committee
Members: Gregory G. Joseph (Chair) Terry S. Jacobs John I. Von Lehman Amy Y. Murray 8 Meetings in 2022
•	Oversees the Company’s accounting and financial reporting processes, audits of the financial statements, and internal controls over financial reporting.
•
Appoints the Company’s independent registered public accounting firm and oversees the relationship, including by monitoring the auditor’s independence, establishing the auditor’s compensation and reviewing the scope of the auditor’s work, including pre-approval of audit and non-audit services.

•
Reviews and discusses with our management and independent registered public accounting firm, the Company’s interim and audited annual financial statements, and recommends to the Board whether the audited annual financial statements should be included in the Company’s annual report on Form 10-K.

•
Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting and the independent public accounting firm’s report on the effectiveness of internal control over financial reporting.

•	Reviews the adequacy and effectiveness of the Company’s internal controls, including a review of the scope and results of its program.
•	Reviews and approves or ratifies all transactions with related persons that whether required to be disclosed or not in the proxy statement.
•	Reviews and discusses with management and the independent auditors earnings press releases.
•
Discusses with management the Company’s guidelines and policies related to enterprise risk assessment and risk management (including regular cybersecurity risk management assessments) and assists the Board of Directors in its oversight of the Company’s enterprise risk management process, including privacy, cybersecurity and ESG.

Compensation Committee
Members: Mary Beth Martin (Chair) Terry S. Jacobs William W. Verity 4 Meetings in 2022
•	Monitors adherence to the Company’s compensation philosophy.
•	Ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive.
•	Oversees the Company’s stock incentive plans, incentive plans covering senior executive officers and deferred compensation plans.
•
Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates CEO performance in light of those goals and objectives, and determines and approves CEO compensation level(s) based on this evaluation.

•	Has the sole authority to retain or obtain the advice of a compensation consultant, outside legal counsel and any other advisors for assistance in carrying out its responsibilities.
2023 Proxy Statement | American Financial Group 23

Corporate Governance
Corporate Governance Committee
Members: William W. Verity (Chair) Mary Beth Martin Evans N. Nwankwo John I. Von Lehman 3 Meetings in 2022
•	Establishes criteria for selecting new directors and identifies individuals qualified to be Board members as needed.
•
Recommends director nominees for the next annual meeting of shareholders, the appointment and removal of members of the Board committees and the amount and form of compensation to non-management directors.

•	Reviews the reporting structure, operations and charters for each of the Board committees and recommends changes to the full Board.
•	Develops, recommends to the full Board and oversees an annual self-evaluation process of the Board and its committees.
•	Advises the Board in connection with succession planning for the Co-CEOs and other key executives.
•
Advises the Board with respect to environmental and social risks and governance (ESG), stewardship and sustainability issues in order to assist in the development and refinement of the Company’s strategies and policies in these areas.

Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.
The members of the Committee are Gregory G. Joseph (Chairperson), Terry S. Jacobs, Amy Y. Murray and John I. Von Lehman. The Board has determined that two of the Audit Committee’s members, Mr. Jacobs and Mr. Von Lehman, are each considered to be an “audit committee financial expert” as defined under SEC rules.
The meetings of the Committee are designed to facilitate and encourage communication among the Committee, the Company, the Company’s internal audit function and the Company’s independent auditor. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent auditors, internal auditors and management personnel.
In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal control over financial reporting. Together with senior members of the Company’s management team, the Audit Committee reviews the plans of the internal auditors, the results of internal audit examinations and evaluations by management and the Company’s independent auditors of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting. As part of this process, the Audit Committee monitors the scope and adequacy of the Company’s internal auditing program, including reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical
24 2023 Proxy Statement | American Financial Group

Corporate Governance
expertise. In addition, the Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.
The Committee reviewed and discussed together with management and the independent auditor the Company’s audited consolidated financial statements for the year ended December 31, 2022, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting.
The Committee also reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the Securities and Exchange Commission.
Members of the Audit Committee:
Gregory G. Joseph, Chairperson
Terry S. Jacobs
Amy Y. Murray
John I. Von Lehman
Majority Voting for Directors
All directors stand for election each year. Directors are elected by a plurality of votes received under Ohio law. However, the Company’s Regulations require that a director who receives a greater number of votes cast against than cast in favor shall continue to serve on the Board pursuant to Ohio law but must tender his or her resignation to the Company’s Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Corporate Governance Committee’s or Board of Director’s decision.
Director Nomination Process and Qualifications of Candidates
Our Corporate Governance Guidelines identify criteria considered to evaluate prospective nominees for director. Our Corporate Governance Guidelines are available on the Company’s website at www.AFGinc.com.
Nominees for director are recommended by the Corporate Governance Committee in accordance with the principles in its charter and the Corporate Governance Guidelines. The Corporate Governance Committee considers suitability for membership on the Board on a case-by-case basis. Although the Committee does not prescribe minimum qualifications or standards for directors, candidates for Board membership should have the highest personal and professional integrity, demonstrated exceptional ability and judgment and availability and willingness to take the time necessary to properly discharge the duties of a director. The Board seeks candidates with diverse experiences, qualifications, backgrounds and skills that the Board believes enable each candidate to make a significant contribution to the Board.
2023 Proxy Statement | American Financial Group 25

Corporate Governance
The Corporate Governance guidelines require that the Board will also consider diverse Board candidates, including women and minorities, and individuals from both corporate positions and non-traditional environments such as government, academia and nonprofit organizations. Each independent director elected to the Board since 2013 has been a woman or a minority.
The Corporate Governance Committee does not have a policy relating to the consideration of director candidates recommended by shareholders because Ohio law and the Company’s Regulations afford shareholders certain rights related to such matters. The Regulations provide that to be eligible for election at a meeting of shareholders, candidates must be nominated by or at the direction of the Board of Directors or nominated by a shareholder who has complied with the procedures set forth in the Regulations. Procedures that shareholders must follow to nominate a director candidate are set forth on page 63 under, “Other Matters—Submitting Shareholder Proposals for the 2024 Annual Meeting of Shareholders.”
The Committee will make its determinations on whether to nominate an individual in the context of the Board as a whole based on the Board’s then-current needs, the merits of each such candidate and the qualifications of other available candidates. The Committee has no obligation to respond to shareholders who propose candidates that it has determined not to nominate for election to the Board, but the Committee may do so in its sole discretion. All director candidates are evaluated similarly whether nominated by the Board or by a shareholder.
The Corporate Governance Committee did not seek, nor did it receive the recommendation of, any of the director candidates named in this proxy statement from any shareholder, independent director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees.
Director Independence
In accordance with NYSE rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which guidelines comply with the NYSE listing standards. For a director to be considered independent, the Board must determine affirmatively that a director does not have any material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. Based on these standards, the Board has determined that each of Ms. Martin, Ms. Murray and Messrs. Jacobs, Joseph, Nwankwo, Verity and Von Lehman, is independent and has no material relationship with the Company, except as a director and shareholder of the Company.
In reaching its independence determinations for 2022, the Committee considered that the Company purchased vehicles from, and had vehicles serviced by, automobile dealerships affiliated with a company of which Mr. Joseph is an executive and part owner. The small amounts involved in these transactions, which were approved by the Audit Committee as transactions with a related party despite not requiring disclosure pursuant to SEC Regulation S-K Item 404, were deemed by AFG’s Board of Directors not to be material. See our policies regarding transactions with related parties as set forth below under, “Review, Approval or Ratification of Transactions with Related Persons” on page 30.
Other Corporate Governance Matters, Practices and Procedures
Risk Oversight
The Company believes a role of management, including the named executive officers, is to identify and manage risks confronting the Company. The Board of Directors and its committees play integral parts in the Company’s risk oversight, primarily to review the processes used by management to identify and report risk and to monitor corporate actions so as to minimize inappropriate levels of risk.
The Company’s Enterprise Risk Management (ERM) program is designed to reinforce the way the Company operates its business and reflects its culture, organizational structure and risks. The Company’s ERM process is overseen by a risk officer, who regularly meets with senior leaders representing significant areas from throughout the organization, including administration, operations, finance, accounting, legal, human resources, investments, information technology and information security, to assess significant risks. The risk officer is responsible for identifying potential events that may adversely or favorably impact the Company, managing risks to be within the Company’s risk appetite, and providing reasonable assurance regarding the achievement of Company objectives.
26 2023 Proxy Statement | American Financial Group

Corporate Governance
The Co-CEOs have delegated the ERM process, including risk identification, risk impact, risk limits and mitigation strategies, to an AFG Enterprise Risk Committee (ERC) consisting of AFG’s Chief Financial Officer, AFG’s Chief Administrative Officer, AFG’s General Counsel, and Great American Insurance Company’s President, each of whom directly reports to the Co-CEOs.
The risk officer, together with the Company’s ERC and individual senior leader risk owners, regularly reviews the top organizational risks to consider whether to add any new significant risks and to discuss the risk rating attributed to each significant risk. The risk officer, through regular meetings with senior leaders of the Company, monitors these risks, as well as any other significant and emerging risks that may arise during the year, and reviews the risk profile with the Audit Committee and ERC on a quarterly basis.
Also, due to evolving threats to corporate cybersecurity, the Board and Audit Committee receive reports from the Company’s Chief Information Security Officer (CISO) regarding cybersecurity risks and the steps management has taken to monitor and control such risks. The CISO presents to the Audit Committee at least quarterly to review and discuss the Company’s cybersecurity program.
The Company’s leadership structure and overall corporate governance framework is designed to aid the Board in its oversight of management responsibility for risk. The Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002. Inherently, part of this review involves an evaluation of whether our financial reporting and internal reporting systems are adequately reporting the Company’s exposure to certain risks. In connection with this evaluation, the Audit Committee has, from time to time, considered whether any changes to these processes are necessary or desirable. While it has concluded that no such changes are warranted at this time, the Audit Committee will continue to monitor the Company’s financial reporting and internal reporting processes. In addition, pursuant to its charter, the Audit Committee is responsible for discussing with management the guidelines and policies related to enterprise risk assessment and risk management and assisting the Board of Directors in its oversight of the Company’s enterprise risk management process.
As more fully described under “Compensation Discussion and Analysis” in this proxy statement, the Compensation Committee takes an active role in overseeing risks relating to AFG’s executive compensation programs, plans and practices. Specifically, the Compensation Committee reviews the risk profile of the components of the executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and considers the risks an executive officer might be incentivized to take with respect to such components with special attention given to establishing a mix among these components that does not encourage excessive risk taking.
The Corporate Governance Committee contributes to the Company’s risk oversight process by reviewing the Company’s Corporate Governance Guidelines and Board committee charters at least annually to ensure that they continue to comply with any applicable laws, regulations, and stock exchange or other listing standards, as each are subject to change from time to time. The Corporate Governance Committee also oversees the director nomination process, the overall Board reporting structure and the operations of the individual committees.
Code of Ethics, Code of Conduct and Corporate Governance Principles
The Company has adopted a Code of Ethics applicable to all employees. Annually, directors and all employees certify that they have read and are in compliance with our Code of Ethics.
The Company has also adopted Corporate Governance Guidelines. The Code and Guidelines are available on the Company’s website at www.AFGinc.com, under “About Us—Leadership and Governance.” A printed copy of the Code and Guidelines may be obtained by shareholders upon written request to the Corporate Secretary at the address as set forth under, “Board Communications” in the Proxy Statement Summary. We intend to satisfy any disclosure requirements regarding any amendments to, or waivers from, provisions of the Code by posting such information on our website as promptly as practicable, as may be required by applicable SEC and NYSE rules.
Corporate Responsibility and Sustainability
Creating long-term value for shareholders is AFG’s highest business objective, and we are committed to doing so in a responsible and sustainable manner. For us, this commitment starts with recognizing that many of our business decisions affect people and organizations in the larger community.
2023 Proxy Statement | American Financial Group 27

Corporate Governance
The Corporate Governance Committee charter provides that it advises the Board with respect to environmental and social risks and governance (ESG), stewardship and sustainability issues in order to assist in the development and refinement of the Company’s strategies and policies in those areas. In addition, the Audit Committee charter provides that the Audit Committee oversees ESG risk as part of its broader oversight of enterprise risk management.
We sustain AFG’s business success by effectively managing risk—financial, social, environmental—to help create stability for our customers and deliver value to our shareholders.
We focus our corporate responsibility and sustainability strategies in four primary areas where AFG can achieve the most direct and substantial results:

Operating our business with integrity and managing financial risk	Giving back to our communities and promoting social opportunity	Creating a welcoming, rewarding and safe place to work and build a career	Managing environmental risk and operating sustainably
OUR FINANCIAL RISK FRAMEWORK
100%	44	100%
Employees of AFG and its insurance subsidiaries who are required to participate in annual conflict-of-interest and information security training	Number of courses offered to employees that support competency development	Employees who receive education on security awareness strategies throughout the year to help keep them safe both at work and at home

MANAGING ENVIRONMENTAL RISK AND OPERATING SUSTAINABLY
40%	476	45
AFG office space that is LEED or ENERGY STAR certified for energy efficiency and other sustainability features	Tons of paper and cardboard diverted from landfills and recycled in our Cincinnati operations in 2021 and 2022	Tons of electronic waste diverted from landfills and recycled in 2021 and 2022
28 2023 Proxy Statement | American Financial Group

Corporate Governance
We believe that concentrating our efforts help us run our business more effectively, enhance our products, protect our customers, serve our communities and support over 7,500 employees in over 80 locations worldwide.
The Company values diversity and recognizes the benefits derived when people with different cultures, backgrounds and experiences work together to achieve business results. Our Diversity and Equal Employment Opportunity Policy reinforces our commitment to attracting, developing and retaining a diverse workforce. This commitment governs all decisions related to employment, including requests for accommodations.
We have dedicated employees responsible for our diversity, equity and inclusion efforts who report directly to our Chief Human Resources Officer. The Chief Human Resources Officer reports regularly to the Board.
More information regarding our corporate responsibility and sustainability efforts can be found on our website at www.AFGinc.com under “About Us—Corporate Social Responsibility” where you can review our Corporate Social Responsibility Report.
Shareholder Engagement
We maintain an ongoing, proactive outreach effort with our shareholders. Throughout the year, members of our Investor Relations team and our business leaders engage with our shareholders to help increase their understanding of our business and to remain well-informed regarding their perspectives. Management regularly engages with investors by participating in industry conferences. We also meet in person, virtually through online meetings and by telephone with shareholders at other times throughout the year to answer questions and solicit input on all matters of shareholder interest including ESG. We believe our engagement with shareholders has been productive and provides an open exchange of ideas and perspectives.
Director Education
The Corporate Governance Committee facilitates participation by directors in continuing education programs, including accredited director education programs paid by the Company and structured internal programs presented by management at least annually.
Annual Board Evaluation
The Corporate Governance Committee oversees the Company’s annual Board evaluation process which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board and each of its committees. The Corporate Governance Committee determines the manner of conducting Board evaluations annually. In recent years, evaluations have consisted of questionnaires or interviews of Board members, in each case conducted by outside counsel. The results of the evaluation are compiled by outside counsel and discussed with the Committees and with the full Board.
Executive Sessions
NYSE rules require independent directors to meet regularly in executive sessions. Four of these sessions were held during 2022. The lead independent director presides over each session.
Communications with Directors
The Board of Directors has adopted procedures for shareholders and other interested parties to send written communications to the Board as a group. Communications must be clearly addressed either to the Board of Directors, a committee of the Board or any or all of the independent directors and sent to either of the individuals as set forth under, “Board Communications” in the Proxy Statement Summary. Any communications except for spam, junk mail, mass mailings, resumes, job inquiries, surveys, business solicitations or advertisements, or patently offensive, hostile, threatening or otherwise unsuitable or inappropriate material will be forwarded.
2023 Proxy Statement | American Financial Group 29

Corporate Governance
Compensation Committee Interlocks and Insider Participation
No member of AFG’s Compensation Committee was at any time during 2022 or at any other time an officer or employee of the Company, and none had any relationship with the Company requiring disclosure as a related-person transaction. None of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity that has, or had during any time during 2022, an executive officer who served as a member of our Board or our Compensation Committee.
Review, Approval or Ratification of Transactions with Related Persons
Stock exchange rules require that the Company conduct an appropriate review of all related party transactions (including those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by the Audit Committee or another committee comprised of independent directors. The Audit Committee reviews and evaluates all transactions with related parties. In addition, our Audit Committee Charter provides that the Audit Committee review and approve all related party transactions involving directors, executive officers and significant shareholders of the Company that require disclosure pursuant to SEC Regulation S-K Item 404. In considering any transaction, the Committee may consider all relevant factors, including as applicable: the Company’s business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to the Company.
While the Company adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the NYSE. However, approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of reviewing and approving transactions in this manner.
Other than as follows, there were no such transactions in 2022 requiring disclosure under applicable rules. Craig Lindner, Jr., son of S. Craig Lindner, serves as President of the real estate investment division of AFG, and he received salary and bonus of approximately $2.0 million in 2022. He also participates in employee benefit plans, including equity incentive plans, and is eligible to receive perquisites commensurate with his position and tenure with the Company.
FC Cincinnati Holdings LLC and its subsidiaries and affiliates (collectively, “FC Cincinnati”) is a member of Major League Soccer and operates a professional soccer franchise in Cincinnati, Ohio. Carl H. Lindner III is the principal investor and Chief Executive Officer of FC Cincinnati and controls that entity by contract. The Company and its subsidiaries have several relationships with FC Cincinnati. The Company purchases tickets and merchandise from FC Cincinnati at rates generally offered to the public as it has for many years purchased tickets and merchandise from other local professional franchises and universities. Under a contract signed in 2022, the Company paid approximately $460,000 to FC Cincinnati for tickets and merchandise used in 2021 and 2022. FC Cincinnati also purchases insurance policies from a subsidiary of the Company, and through a subsidiary insurance agency, under the same terms that would prevail between unrelated third parties. These amounts totaled approximately $101,000 in 2022. Mr. Thompson and a brother of Mr. Joseph are part owners of FC Cincinnati.
30 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
Named Executive Officers
In this section, we describe the material components of our executive compensation program for our named executive officers whose compensation is displayed in the 2022 Summary Compensation Table and the other compensation tables contained in this proxy statement. We also provide an overview of our executive compensation philosophy and we explain how and why the Compensation Committee arrives at specific compensation policies and decisions.
Our 2022 named executive officers are our Co-Chief Executive Officers (“Co-CEOs”), our principal financial officer and the three other most highly compensated executive officers employed at the end of 2022. These persons include:
•	Carl H. Lindner III
Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)
•	S. Craig Lindner
Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)
•	John B. Berding
President of American Money Management
•	Brian S. Hertzman
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
•	Vito C. Peraino
Senior Vice President and Executive Counsel
•	David L. Thompson, Jr.
President and Chief Operating Officer of Property & Casualty Insurance Group
Overview of Compensation Program
The Compensation Committee of the Board of Directors has responsibility for reviewing and approving the compensation paid to the Company’s Co-CEOs, reviewing the compensation of the other Company senior executive officers and overseeing the executive compensation policies of the Company. The Compensation Committee also administers the Company’s cash and equity incentive plans. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive.
AFG’s philosophy regarding executive compensation programs focuses on the balance of attracting, motivating, retaining and rewarding executives with a compensation package competitive among its peers and maximizing shareholder value by designing and implementing programs that tie compensation earned to the short-term and long-term performance of the Company. In linking pay to performance, the Compensation Committee compares the Company to a group of publicly-held insurance holding companies (collectively, the “Compensation Peer Group”).
Guided by principles that reinforce the Company’s pay-for-performance philosophy, named executive officer compensation includes base salary; annual performance-based cash awards; long-term stock incentives; cash awards based on long-term performance; and other compensation, including certain perquisites. A significant portion of each named executive officer’s compensation is dependent upon the Company achieving business and financial goals.
The Compensation Committee views perquisites as an element of total compensation and, as such, would consider the elimination or diminution of any perquisite as a decrease in total compensation. The Compensation Committee, then, would seek to replace any such elimination or diminution with fixed compensation which, if designed to replace the value of the perquisite, may require salary increases which, on a pre-tax basis, would allow the named executive officers to replace the perquisite.
2023 Proxy Statement | American Financial Group 31

Compensation Discussion and Analysis
Compensation Consultant Engagement
In 2021, the Company engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The key objective of the Pay Governance engagement was to provide AFG with an outside independent assessment of existing executive compensation programs and processes for the Co-CEOs in the context of AFG’s going-forward configuration as a specialty property and casualty insurance company following the sale of its annuity business.
Pay Governance provided the Company and the Compensation Committee with advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on the Company’s peer group; evaluation of performance metrics and peer performance; and analysis and recommendations regarding the Company’s salaries, annual and long-term incentive compensation plans and executive benefits and perquisites for the Co-CEOs. 2022 compensation reflects changes made after the Compensation Committee’s consideration of the advice and recommendations of Pay Governance.
The Compensation Committee has reviewed the independence of Pay Governance considering applicable SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded Pay Governance is independent from the Company and has no conflict of interest relating to its engagement.
CEO Compensation
The Company has Co-CEOs serving as principal executive officers. The Compensation Committee recognizes that the Company does not have a separate, non-principal executive officer president or chief operating officer, and the Company also does not have numerous additional senior officer designations seen at other public companies because the Co-CEOs have assumed responsibility for each such role. The Co-CEOs work together in determining overall corporate strategy and planning, as well as in assessing and managing enterprise risks. Key factors affecting the Compensation Committee’s judgment with respect to the Co-CEOs include the nature and scope of their responsibilities and their effectiveness in leading initiatives to effectively manage capital and increase sustainable shareholder value, productivity, profitability and growth. The design of the compensation programs for the Co-CEOs reflects the Company’s leadership structure which is discussed in more detail above under “Company Information—Corporate Governance—Leadership Structure” beginning on page 21.
With respect to the Co-CEOs, as in prior years, the Compensation Committee determined that the quantifiable measurements for each Co-CEO should be identical because the Compensation Committee believes that the Co-CEOs are ultimately jointly responsible for the achievement of the Company’s objectives. Carl H. Lindner III also serves as CEO of AFG’s Property and Casualty Insurance Group and is primarily responsible for AFG’s property and casualty insurance operations. S. Craig Lindner is primarily responsible for AFG’s investment portfolio and heavily involved in capital management and strategic planning. Despite their different primary responsibilities, the Compensation Committee views the roles of the Co-CEOs as collaborative, as opposed to competitive, and does not seek to distinguish the performance of one from the other. Rather, the Compensation Committee scrutinized the Co-CEOs’ collective role in AFG’s achievement of operating targets, the development of management personnel, the performance of the investment portfolio and the development and implementation of strategic transactions and initiatives to enhance shareholder value.
The Compensation Committee believes that the evaluation by certain institutional investors and proxy advisory firms of the Company’s pay-for-performance alignment is distorted by combining the compensation of the two Co-CEOs and representing that the combined compensation reflects “CEO” compensation. The Compensation Committee believes that this view skews compensation analysis and unfairly penalizes the Company for its leadership structure that the Company has determined is in the best interests of shareholders. As a result, when evaluating annual overall compensation to named executive officers, consistent with the approach of certain institutional investors and proxy advisory firms, the Compensation Committee considers the compensation of the highest-paid Co-CEO as “CEO compensation” and includes the other Co-CEO in its analysis as one of the three highest-paid, non-Chief Financial Officer officers. In addition, the Compensation Committee also compares the combined total compensation of the Co-CEOs compared to the compensation paid to the top two executives at the Company's peers when considering the reasonableness of Co-CEO compensation.
32 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
Establishing Total Compensation Levels
The Compensation Committee believes, after discussions with the Co-CEOs, that compensation levels for the Co-CEOs should be based primarily upon the Compensation Committee’s assessment of their leadership performance and potential to enhance long-term sustainable shareholder value. The Compensation Committee relies upon a combination of judgment and guidelines in determining the amount and mix of compensation elements for the Co-CEOs. The compensation levels for the other named executive officers are similarly determined by the Co-CEOs, and reviewed by the Compensation Committee, again based primarily upon the assessment of each named executive officer’s leadership performance and potential to enhance long-term sustainable shareholder value.
The Compensation Committee and the Co-CEOs analyze peer groups, including the Compensation Peer Group, and industry pay rates at least annually in reviewing the appropriateness and competitiveness of the Company’s compensation programs. In analyzing market pay levels among the Compensation Peer Group, the Compensation Committee factors into its analysis the variance in size (both in terms of revenues and market capitalization) among the companies.
The Compensation Committee utilizes the peer and industry review as a point of reference for measurement and not as a determinative factor. Although the Company seeks to offer a level of total compensation to named executive officers that is competitive with the compensation paid by companies in the Compensation Peer Group, the Company does not target or benchmark a particular percentile with respect to our executives’ total pay packages or any individual components of pay. Rather, the compensation levels and performance of the companies in the Compensation Peer Group constitute one of the many factors considered by the Compensation Committee and described in this Compensation Discussion and Analysis. The Compensation Peer Group, which the Compensation Committee annually reviews and updates when appropriate, is designed to reflect the Company’s business mix and to consist of companies against which the Compensation Committee believes AFG competes for talent and for shareholder investment and in the marketplace for business.
Pay Governance noted that the Company was among the smaller companies in the Compensation Peer Group utilized in 2021. After considering the recommendation of Pay Governance, the Compensation Committee added four companies to the Compensation Peer Group (bold added for 2022).
•	Alleghany Corporation
•	Arch Capital Group Ltd.
•	Assurant Inc.
•	Axis Capital Holdings Limited
•	Chubb Limited
•	Cincinnati Financial Corporation
•	CNA Financial Corp.
•	The Hanover Insurance Group, Inc.
•	The Hartford Financial Services Group, Inc.
•	Markel Corporation
•	RenaissanceRe Holdings Ltd.
•	RLI Corp.
•	Selective Insurance Group, Inc.
•	The Travelers Companies, Inc.
•	W. R. Berkley Corporation
Based upon all these factors, the Compensation Committee believes it is in AFG shareholders’ best long-term interest for the Compensation Committee to ensure that the overall level of compensation is competitive with companies in the Compensation Peer Group. The Compensation Committee and the Co-CEOs continue to try to maintain an executive compensation program that will attract, motivate, retain and reward the highest level of executive leadership possible and align the interests of AFG’s executives with those of AFG’s shareholders.
The Compensation Committee’s decisions concerning the specific 2022 compensation elements for the Co-CEOs were made within this framework. The Compensation Committee also considered each Co-CEO’s performance and prior-year salary, incentive awards and other compensation. In all cases, specific decisions involving 2022 compensation were ultimately based upon the Compensation
2023 Proxy Statement | American Financial Group 33

Compensation Discussion and Analysis
Committee’s judgment about the Co-CEOs’ performance, potential future contributions and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value without subjecting the Company to inappropriate or unreasonable risk.
Based on its review, the Compensation Committee found the named executive officers’ total compensation to be reasonable and consistent with the objectives of the Company’s compensation programs and generally aligned performance versus peers.
Compensation Risk Analysis
The Compensation Committee has reviewed the risk profile of the components of AFG’s executive compensation programs, including the performance objectives and target and maximum levels used in connection with incentive awards. The Company analyzes and structures its overall compensation program to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning executives’ interests with those of shareholders. Further, our program makes a substantial portion of each named executive officer’s compensation contingent on delivering performance results that benefit our shareholders. The Compensation Committee believes that AFG’s executive compensation programs incentivize the appropriate level of risk-taking behavior by its named executive officers needed to grow the business, while encouraging prudent decision-making that focuses on both short-term and long-term results.
Change in Control
No named executive officer is a party to an employment or other agreement providing for severance or change in control payments.
Awards under the Senior Executive Long Term Incentive Compensation Plan and the Company’s shareholder-approved equity incentive plans in effect through 2015 contain provisions for an acceleration of vesting, applicable to all participants, of awards upon a change in control.
Awards under the Company’s shareholder-approved equity incentive plan currently in effect do not provide for automatic acceleration of awards for any participant, including the named executive officers. These awards include a “double trigger,” which means that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the participant also has a qualifying termination of employment (by the Company without cause or by the participant for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, unvested awards will become vested upon the occurrence of the change in control.
Tally Sheets
The Compensation Committee reviews at least annually a comprehensive tally sheet compiled internally to review all elements of the named executive officers’ compensation. The tally sheet includes all of the information that is reflected in the Summary Compensation Table as well as amounts and descriptions of perquisites not required to be specifically identified by SEC regulations, generally because the amount of such items is not deemed material under applicable SEC regulations. The review by the Compensation Committee analyzes how changes in any element of compensation would impact other elements. Such analysis has become an important component in the Compensation Committee’s review of named executive officer compensation as various components, including perquisites, are deemed by the Compensation Committee to be important elements of an executive’s overall compensation. This also allows the Compensation Committee to make compensation decisions and evaluate management recommendations based upon a complete analysis of a named executive’s total compensation.
In evaluating perquisites paid to the Co-CEOs, the Compensation Committee noted the annual limitations described under “Perquisites and Other Personal Benefits” on page 44.
Equity Incentive Compensation
As part of its analysis and approval of long-term equity incentive compensation available to the named executive officers, the Compensation Committee reviewed information relative to equity wealth accumulation of the named executive officers based on previous awards. The purpose of this analysis was to determine whether prior and proposed awards are likely to be effective for
34 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
retention and as performance incentives to the named executive officers. The Compensation Committee was mindful of the substantial ownership of the Company’s common shares by executive officers, particularly the Co-CEOs, and the effect of such ownership in aligning their interests with those of all of the Company’s shareholders.
Internal Pay Equity
The Compensation Committee does not apply fixed ratios when conducting an analysis of the relative difference between the Co-CEOs’ compensation and the compensation of the Company’s other senior executives. However, the Compensation Committee believes that the Company’s internal pay equity structure is appropriate based upon the contributions to the success of the Company and as a means of motivation to other executives and employees.
Share Ownership Requirements
The named executive officers and other senior executives of the Company and its subsidiaries are subject to the Company’s share ownership requirements. Pursuant to the requirements, each Co-CEO must own five times his base salary in Company common shares while other executives must own one times his or her base salary in Company common shares. The Company has also established share ownership guidelines for its non-employee directors which are discussed below under, “Executive Compensation—Director Compensation and Stock Ownership Guidelines” on page 51.
Hedging and Pledging Policy
The Company prohibits transactions involving hedging of Company shares by directors and executive officers. The Company’s pledging policy discourages any pledging of the Company’s common shares, including holding common shares in a margin account. In addition, directors and the Company’s executive officers are required to obtain pre-approval from the Chair of the Corporate Governance Committee before pledging shares of common shares. Such approval will be granted only if the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities and/or after a determination that the number of shares that the individual proposes to pledge is unlikely to affect the market for the common shares when viewed in relation to the market value or trading volume. No named executive officer or director pledged any Company shares at any time over the past three years.
Outside Consultants
The Compensation Committee has the authority to retain and from time to time has retained outside consultants to assist in evaluating the Company’s executive compensation programs and practices. In 2021, the Compensation Committee engaged Pay Governance discussed above.
Tax Deductibility of Pay
On December 22, 2017, the Tax Cuts and Job Act of 2017 (the “TCJA”) was signed into law. The TCJA includes significant changes to the rules under Section 162(m) of the Internal Revenue Code for deducting certain executive compensation. In general, for years prior to 2018, Section 162(m) of the Internal Revenue Code disallowed a tax deduction to publicly held companies for compensation paid in any year to certain executive officers in excess of $1 million per officer that did not qualify as “performance-based compensation.”
Under the TCJA, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration paid in future years pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.
In December 2020 the Internal Revenue Service issued final regulations with regard to the new Section 162(m) rules provided by the TCJA. Despite the Compensation Committee’s efforts in prior years to structure certain incentive programs as “performance-based compensation” intended to be exempt from Section 162(m)’s deduction limits, because of uncertainties as to the interpretation and application of the new rules, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will do so.
2023 Proxy Statement | American Financial Group 35

Compensation Discussion and Analysis
Section 409A
Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, it is AFG’s intention to design and administer its compensation and benefits plans and arrangements for all of its employees so that they are either exempt from, or satisfy the requirements of, Section 409A.
Recovery of Prior Awards
AFG does not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the Compensation Committee and the Board would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment. Nevertheless, the Company is subject to the provisions of Section 304 of the Sarbanes-Oxley Act, with its recoupment requirements. In addition, each of the Senior Executive LTIC and the Senior Executive Annual Bonus Plan contain specific provisions regarding recovery of awards in the event of restatement of materially inaccurate financial results.
The SEC recently adopted final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 directing national securities exchanges to establish listing standards requiring listed companies to adopt clawback policies containing certain provisions. AFG will adopt a clawback policy to comply with the new rules and NYSE listing standards once they are finalized.
2022 Compensation Components
The Compensation Committee continues to monitor and evaluate on an ongoing basis the mix of cash and equity compensation awarded to the named executive officers and the extent to which such compensation aligns the interests of the named executive officers with those of AFG’s shareholders. The Compensation Committee annually considers and discusses the structure of the Company’s executive compensation program and the relative weighting of various compensation elements. For 2022, the principal components of compensation for named executive officers were:
•	base salary and annual performance-based cash awards;
•	long-term incentive compensation;
•	retirement and deferred compensation benefits; and
•	perquisites and other personal benefits.
36 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
Each of these components plays a different strategic role in the Company’s compensation program:
Compensation Type	Compensation Element	Strategic Role in Compensation	Page

Fixed	Base salary is determined based on position, scope of responsibilities, experience, tenure, qualifications and competitive data.	• Provides a fixed level of compensation for services rendered during the year. • Attracts and retains executive talent.	Page 39

Annual cash incentive awards are variable awards payable in large part based on Company performance and results established by the Compensation Committee.
• Provides focus on annual performance goals linked to Company success and shareholder value.
• Motivates and rewards named executive officers to achieve strong annual business results that will contribute to the Company’s long-term success without creating an incentive to take excessive risk.
Pages 39-41

At-Risk	Long-term cash awards under the Senior Executive Long Term Incentive Compensation Plan.
• Encourages focus on growth in book value and return on equity, primary drivers of long-term shareholder value.
• Encourages retention through three-year performance periods.
• Long-term focus discourages excessive risk taking.
Pages 42-43

Long-term stock-based incentive awards through annual restricted share grants.
• Ensures that the named executive officers have a significant continuing interest in the long-term financial success of the Company.
• Aligns the interests of the named executive officers with Company shareholders.
• Encourages decisions and rewards performance that contributes to the long-term Company success.
• Encourages executive retention.
• Discourages excessive risk taking.
Pages 43-44

Deferred compensation elections, which are voluntary and permit deferral of base salary or cash incentive awards into our common shares and/or cash at an interest rate determined annually.
• Permits named executive officers to defer receipt of all or any part of their base salary and/or annual cash incentive awards.
• Provides a retention feature through reasonable return potential.
• Provides an attractive tax planning opportunity designed to attract and retain executives.
Page 44

Perquisites including health care; life, disability, auto and home insurance; aircraft usage; entertainment; and administrative services.
• Provides competitive compensation elements designed to attract and retain executive talent.
• Viewed as a component of total compensation where diminishing or eliminating any perquisites would require a corresponding increase in other compensation components.
• Personal use of Company aircraft is encouraged for the Co-CEOs for security and personal safety and to enhance productivity.
Page 44

Retirement benefits which provide competitive retirement benefits that are generally comparable to those provided to all employees.
• Provides qualified retirement benefits through Company matching of a percentage of contributions in a defined contribution plan.
• Provides non-qualified contributions where tax law limits amounts.
• Attracts executive talent.
• Provides the opportunity to accrue a reasonable retirement benefit.

2023 Proxy Statement | American Financial Group 37

Compensation Discussion and Analysis
What We Do
Compensation heavily weighted toward variable “at risk” pay
Double-trigger requirement for equity vesting upon a change of control
Four-year cliff vesting of equity awards with proportionate vesting upon a qualified retirement
An independent compensation consultant last engaged in 2021
Robust share ownership guidelines for executive officers and non-employee directors
Incentive awards include absolute and relative performance metrics
Recoupment of performance awards in the event of restatement of materially inaccurate financial results
What We Don't Do
No guaranteed minimums for performance-based cash incentives
No executive officer tax gross-ups for perquisites
No individual employment agreements or change of control agreements
No director or executive officer hedging and no pledging of common shares unless preapproved in limited circumstances
No plans that encourage excessive risk-taking
2022 Compensation Determinations and Results
Overview of 2022 Compensation Determinations and Results
AFG annually holds an advisory vote on the compensation of its named executive officers, commonly referred to as a Say-on-Pay vote. Our shareholders approved the compensation of our named executive officers, with approximately 94% of votes cast in 2022 in favor of our Say-on-Pay resolution. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considers each year’s vote in its annual review and design of the Company’s executive compensation programs.
The executive compensation program for 2022 was designed similarly to the program in 2021. In its review of 2022 Company performance in the context of overall and incentive compensation paid to the named executive officers, the Compensation Committee noted the Company’s record Operating EPS, record underwriting profit, record premium production and record full-year pretax Specialty P&C Earnings. The Company’s record Operating EPS of $11.63 per share and the Specialty P&C Earnings of $1,389.6 million exceeded the results necessary to earn the maximum bonus amounts.
The Committee recognized that the Company’s strong results led to significant returns to shareholders as the Company paid $14.31 per share in dividends in 2022 which included $12.00 of special dividends. The Company also increased its annual dividend by 12% beginning in the fourth quarter of 2022. The Company’s annualized total shareholder return (stock appreciation plus dividends) for the one, two and three years ended 2021 of 11.0%, 47.1% and 21.9%, respectively, was comparable to all Compensation Peer Group companies for 2022 and far exceeded all Compensation Peer Companies over the two- and three-year periods. The average annualized total shareholder return for the Compensation Peer Group companies for the one, two and three years ended 2022 were 11.6%, 15.7% and 8.14%, respectively.
When reviewing total 2022 compensation paid to the named executive officers, the Compensation Committee determined that the Company’s strong Operating EPS and Specialty P&C Earnings and return on equity results merited the highest potential incentive compensation to be paid to its named executive officers in 2022. The Compensation Committee credited the named executive officers for their leadership and believed that total 2022 compensation, principally incentive compensation earned based on Company results, was appropriate and consistent with the Company’s pay-for-performance philosophy.
38 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
2022 Say-on-Pay Vote
AFG annually holds an advisory vote on the compensation of its named executive officers, commonly referred to as a Say-on-Pay vote. Our shareholders approved the compensation of our named executive officers with approximately 94% of votes cast in 2022 in favor of our Say-on-Pay resolution. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considers each year’s vote in its annual review of the Company’s executive compensation programs. In considering 2022 compensation, the Compensation Committee, in addition to the advice of an independent compensation consultant described below, considered that the 2021 performance of our named executive officers was excellent and that the Co-CEOs and other named executive officers were rewarded, largely in the form of awards based on Company performance, consistent with the Company’s pay-for-performance philosophy.
Compensation Committee Discussions with Co-CEOs
Our Co-CEOs determine the compensation for the named executive officers other than themselves. The Compensation Committee annually reviews the components of compensation for the named executive officers other than the Co-CEOs, the levels of compensation determined by the Co-CEOs and the performance of the other named executive officers with the Co-CEOs. The Compensation Committee makes recommendations to the Board and the Co-CEOs with respect to general non-Co-CEO compensation, incentive-compensation plans and equity-based plans.
Our Co-CEOs discuss with the Compensation Committee their evaluation of the Company’s performance, their performance, their current and future compensation levels, and the reported compensation of named executive officers at the Compensation Peer Group companies before the Compensation Committee determines annual and long-term incentive compensation for the Co-CEOs. Specifically, the Co-CEOs recommend consideration of AFG’s business plan in connection with annual compensation objectives and targets. The Compensation Committee considers this input in connection with its review and approval of corporate goals and objectives relevant to Co-CEO compensation, deliberation of Co-CEO performance in light of those goals and objectives, and determination of Co-CEO compensation levels based on this evaluation. The Co-CEOs believe that Mr. Berding plays a collaborative role with the Co-CEOs in the achievement of AFG’s business plan and budgeted targets. In recognition of this role, the compensation components for Mr. Berding are identical to those of the Co-CEOs.
Base Salary
The Company pays salaries designed to attract and retain superior leaders. After reviewing compiled data and materials as discussed above, the Compensation Committee determines annual base salaries for the Co-CEOs that are appropriate, in its subjective judgment, based on each Co-CEO’s responsibilities and performance and input from the Co-CEOs themselves. The Co-CEOs set salaries for the other named executive officers, which are reviewed by the Compensation Committee. The Co-CEOs believe that such salaries are appropriate in light of the levels of responsibility of such officers and their individual contributions to the Company’s success.
Annual Bonuses
The Compensation Committee established the Senior Executive Annual Bonus Plan (the “Annual Bonus Plan”) where participants can earn annual performance-based cash awards based on current year performance of AFG. In 2022, all named executive officers other than Mr. Thompson participated in the Annual Bonus Plan. The Company believes that the overall performance of AFG is substantially related to the performance of its executives. In 2021, awards were based on two Company performance metrics, Operating EPS and Specialty Property and Casualty Earnings (Specialty P&C Earnings) and, for some participants, a subjective component determined by the Co-CEOs. The Compensation Committee has determined that Operating EPS and Specialty P&C Earnings are the primary drivers of shareholder value.
The Compensation Committee discussed the Annual Bonus Plan with Pay Governance. Pay Governance did not recommend that the Company change the Operating EPS or Specialty P&C Earnings metrics for 2022. The Compensation Committee did, however, after considering the recommendations of Pay Governance, make changes to the performance ranges and maximum bonus percentages, in each case by making them more consistent between the two metrics.
2023 Proxy Statement | American Financial Group 39

Compensation Discussion and Analysis
Awards to the Co-CEOs and Mr. Berding under the Annual Bonus Plan for 2022 performance were based on Company performance metrics as measured by Operating EPS and Specialty P&C Earnings. The Operating EPS and Specialty P&C Earnings component target amounts represented 60% and 40%, respectively, of the total target award. Sixty-percent of the annual award for Mr. Hertzman and Mr. Peraino was based on Operating EPS with the remaining 40% subjectively determined. If earned, the Company pays cash awards under the Senior Executive Annual Bonus Plan in the first quarter for the prior year’s performance.
The Compensation Committee delineated levels of achievement under each Company performance component. For results below a defined threshold, no award would be earned for the relevant component. Thresholds were established for a minimum award, target award and maximum award. The Compensation Committee determined that exceeding the highest threshold under any component would reflect significant outperformance and merited payment of the maximum award amounts.
The Compensation Committee established the performance metrics ranges for 2022 after reviewing the Company’s 2022 business plan prepared by management, approved by the Co-CEOs and reviewed with the Board of Directors. Results for each component are determined from the Company’s results reported consistent with past practice. The Senior Executive Annual Bonus Plan includes provisions for adjustments to performance thresholds in the event of a modification of the methodology of Company reporting for any measure. Any modification would result in an adjustment, as determined by the Compensation Committee, in a manner that provides for an identical award for the affected component based on identical adjusted results.
Mr. Thompson’s cash incentive compensation was determined based on numerous objective factors contained in multiple annual and multi-year compensation programs applicable to Great American Insurance Company and the business units overseen by Mr. Thompson. Mr. Thompson’s annual bonus is paid over several years, and is affected by subsequent development of the business results. As a result, the bonus shown for Mr. Thompson reflects the amounts paid for annual bonuses during 2022.
Annual Bonus Plan-2022 Targets and Maximums
The target maximum awards for each participant are set forth in the table below.
Name	Operating EPS Target ($)	Specialty P&C Earnings Target ($)	Discretionary Target ($)	Total Target ($)	Maximum ($)
Carl H. Lindner III	1,380,000	920,000	—	2,300,000	3,450,000
S. Craig Lindner	1,380,000	920,000	—	2,300,000	3,450,000
John B. Berding	1,050,000	700,000	—	1,750,000	2,450,000
Brian S. Hertzman	207,000	—	138,000	345,000	431,250
Vito C. Peraino	408,000	—	272,000	680,000	850,000
Annual Bonus Plan – 2022 Components
The Company’s Operating EPS calculation is its diluted core earnings per share as reported to shareholders in quarterly earnings releases and excludes certain items that may not be indicative of its ongoing core operations such as the impact of discontinued operations, net realized gains and losses and special items that are not necessarily indicative of operating trends. In setting the 2022 target, the Compensation Committee considered the extraordinary results from 2021, noting that while the 2022 target Operating EPS was 11.5% below actual 2021 results, it also represented an increase of over 50% from the 2021 Operating EPS target. The Compensation Committee determined that achieving the target and maximum Operating EPS would require substantial efforts on behalf of the entire organization. The Compensation Committee considered factors which might impact ongoing earnings, including, but not limited to, competition, market influences, governmental regulation and the Board of Directors’ desire to devote resources to other internal corporate objectives, such as acquisitions or start-ups.
40 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
The Company’s P&C Earnings are its core operating earnings before income taxes from the Specialty Property and Casualty Insurance operations as reported in the Company’s earnings releases. P&C Earnings excludes certain items that may not be indicative of the Company’s ongoing core operations such as realized gains and losses and special charges resulting from the recurring periodic review of the Company’s asbestos and environmental exposures. The target performance for the Specialty P&C Earnings component for 2022 represented a 34% increase over the 2021 target.
Operating EPS	Award as Percentage of Target(1)	P&C Earnings	Award as Percentage of Target(1)
Less than $9.23	0%	Less than $1,139.2	0%
$9.23	20%	$1,139.2	20%
$10.25	100%	$1,265.8	100%
$11.28 or more	Maximum(2)	$1,392.4 or more	Maximum(3)
(1)	Where results for any metric fell within performance ranges, the award for the component was to be determined by straight-line interpolation rounded up to the nearest dollar.
(2)	150% for the Co-CEOs and Mr. Berding and 125% for Mr. Hertzman and Mr. Peraino.
(3)	150% for the Co-CEOs and 125% for Mr. Berding.
For Mr. Hertzman and Mr. Peraino, 40% of the annual cash target award was determined under the Discretionary component by the Co-CEOs based on the Co-CEOs’ subjective rating of the named executive officers relative to overall performance for 2022. The determination for Mr. Hertzman and Mr. Peraino includes a consideration of all factors deemed relevant, including, but not limited to: operational, qualitative measurements relating to the development and implementation of strategic initiatives and annual objectives; responses to unexpected developments; the development of management personnel; and the impact of any extraordinary transactions involving or affecting the Company and its subsidiaries.
Annual Bonus Plan – 2022 Component Results and Awards
The percentage achievement and award paid to each participant under each component of the Annual Bonus Plan is set forth below.
	Reported Operating EPS of $11.63		Reported P&C Earnings of $1.419 million		Discretionary Award
	Award as Percentage of Target (%)	Award ($)	Award as Percentage of Target (%)	Award ($)	Award as Percentage of Target (%)	Award ($)
Carl H. Lindner III	175	2,070,000	150	1,380,000	—	—
S. Craig Lindner	175	2,070,000	150	1,380,000	—	—
John B. Berding	150	1,575,000	125	875,000	—	—
Brian S. Hertzman	125	258,750	—	—	125	172,500
Vito C. Peraino	125	510,000	—	—	125	340,000
The total award, also expressed as a percentage of the target and maximum award, paid to each participant for 2022 under the Annual Bonus Plan was:
		Total Award as a Percentage of
Name	Total 2022 Award ($)	Target (%)	Maximum (%)
Carl H. Lindner III	3,450,000	150	100
S. Craig Lindner	3,450,000	150	100
John B. Berding	2,450,000	140	100
Brian H. Hertzman	431,250	125	100
Vito C. Peraino	850,000	125	100
2023 Proxy Statement | American Financial Group 41

Compensation Discussion and Analysis
Senior Executive Long Term Incentive Compensation Plan
The Senior Executive Long Term Incentive Compensation Plan (the “Senior Executive LTIC”) rewards long-term Company performance through cash awards payable upon the achievement of three-year performance goals determined annually by the Compensation Committee.
Awards under the Senior Executive LTIC utilize two evenly weighted performance criteria: book value per share growth versus the book value per share growth of the group of companies (the “plan companies”) and average annual return on equity growth.
The book value per share calculations, for the Company and each plan company, are adjusted to negate the effects of accounting changes, accumulated other comprehensive income and the impact of dividends and other capital distributions made on common shares. The awards provide for such adjustments so that accounting changes do not artificially affect book value per share and so that other comprehensive income and the impact of distributions do not influence Company decisions like, for example, the timing and amount of dividends paid in a manner not consistent with a goal of continuing to increase shareholder value.
Annual return on equity is defined as the percentage equal to the Company’s core operating earnings divided by the Company’s shareholders’ equity (excluding accumulated other comprehensive income), and the applicable percentage in determining award amounts, if any, is the average return on equity for each of the three years in the performance period.
Awards granted under the Senior Executive LTIC to the Co-CEOs and Mr. Berding are provided in the table below. Each of the performance components are equally weighted with one-half of the target amounts and maximum amounts set forth below allocated to each of book value per share growth versus plan companies and average annual return on equity:
		Three-Year Performance Period Ending	Potential Payments
Name	Grant Year		Target ($)	Maximum ($)
Carl H. Lindner III	2020	12/31/2022	2,500,000	5,000,000
	2021	12/31/2023	2,500,000	5,000,000
	2022	12/31/2024	2,500,000	5,000,000
S. Craig Lindner	2020	12/31/2022	2,500,000	5,000,000
	2021	12/31/2023	2,500,000	5,000,000
	2022	12/31/2024	2,500,000	5,000,000
John B. Berding	2020	12/31/2022	800,000	1,600,000
	2021	12/31/2023	1,250,000	2,500,000
	2022	12/31/2024	1,250,000	2,500,000
The following table shows the performance targets established to earn the minimum and maximum awards under the Senior Executive LTIC for the performance periods ending 2022, 2023 and 2024.
	Calculation of Award Amount
Three-Year Performance Period Ending	Growth in Book Value Per Share(1)		Return on Equity(2)
	Minimum	Maximum	Minimum	Maximum
12/31/2022	(3)	(4)	10.0%	14.0%
12/31/2023	(3)	(4)	10.0%	14.5%
12/31/2024	(3)	(4)	11.0%	15.25%
(1)	Based on book value per share growth as compared to the plan companies. No award will be paid for results below the minimum.
(2)
For a return on equity greater than the minimum but less than the maximum, the award amount is calculated by applying straight-line interpolation rounded to the nearest whole dollar amount. The target amount is payable at the midpoint between the minimum and maximum. No award will be paid for results below the minimum.

42 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
(3)	Book value per share growth must exceed that of the lower quartile of that of the plan companies. Target amounts payable for book value per share growth in the top 37.5% of plan companies.
(4)	Book value per share growth must exceed that of all plan companies.
Under the book value per share component, if the Company’s growth in book value per share over the three-year performance period placed it in the fourth (lowest) quartile of the plan companies, no award for the metric would be payable to any participant. If the Company’s growth in book value per share exceeded all plan companies, each participant would receive the maximum amount payable for the metric (200% of the target amount). If the Company’s growth in book value per share exceeded the fourth (lowest) quartile of the plan companies but did not exceed that of all plan companies, each participant would be entitled to an award (expressed as a percentage of target) calculated by applying straight-line interpolation for growth in book value per share between 0% (for being in the fourth (lowest) quartile of plan companies) and 200% (for growth in book value per share exceeding all plan companies). Plan companies acquired during the three-year performance period are excluded when calculating awards. In order for a participant to receive the target amount, the Company’s growth in book value per share must be in the top 37.5% of the plan companies. The plan companies for the three-year period ended December 31, 2022, were:
1. American Equity Investment Life Holding Co.
2. American International Group, Inc.
3. Arch Capital Group Ltd.
4. Argo Group International Holdings, Ltd.
5. Assurant, Inc.
6. Brighthouse Financial, Inc.
7. Chubb Limited
8. Cincinnati Financial Corp.
9. CNA Financial Corporation
10. CNO Financial Group, Inc.
11. The Hanover Insurance Group, Inc.
12. The Hartford Financial Services Group, Inc.
13. Horace Mann Educators Corp.
14. Lincoln National Corp.
15. Markel Corporation
16. MetLife, Inc.
17. National Western Life Group, Inc.
18. Old Republic International Corporation
19. RLI Corp.
20. Travelers Companies, Inc.
22. W.R. Berkley Corporation
The Company’s growth in book value per share for the period from January 1, 2020 through December 31, 2022 placed it third in comparison to the plan companies (entitling each participant to 87.9% of the maximum award for this component). Each Co-CEO received an award of $2,196,970 and Mr. Berding received an award for this component of $703,030 for the performance period.
Return on equity awards are based on average annual return on equity for the performance period. For the 2020-2022 performance period, if the return on equity percentage equaled or exceeded 14%, the participant would receive the maximum award amount attributed to this metric. If the return on equity percentage equals or is less than 10%, the participant would receive no award amount. For a return on equity greater than 10% but less than 14%, the award amount will be calculated by applying straight-line interpolation rounded to the nearest whole dollar amount. Each participant’s target award of 50% of the maximum award for the return on equity component would be earned if the Company’s return on equity equaled 12% for the three-year period.
The Company’s annual average return on equity for 2020-2022 was 18.1%. Each participant was entitled to the maximum award for this component. Each Co-CEO received an award of $2,500,000, and Mr. Berding received an award for this component of $800,000.
After combining the two components, each of the Co-CEOs received an award of $4,696,970 and Mr. Berding received an award of $1,503,030. These amounts represented 187.9% of the target award and 93.9% of the maximum award.
Long-Term Equity Incentive Compensation—Broad-Based Equity Award
The Compensation Committee believes long-term equity incentive compensation encourages management to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company through equity awards that vest over time. The Compensation Committee believes that equity awards represent an important part of AFG’s performance-based compensation system and that equity awards align AFG’s senior executives’ interests with those of its shareholders.
2023 Proxy Statement | American Financial Group 43

Compensation Discussion and Analysis
Equity awards are generally granted at a regularly scheduled Compensation Committee meeting in February after the investment market has had the opportunity to assess AFG’s announcement of results of the recently ended year and current year earnings guidance.
Annual grants by the Compensation Committee consist of restricted shares awarded to executive officers and certain designated key employees. All restricted shares cliff-vest after four years and contain double-trigger vesting which limits acceleration of awards to situations where a change in control is accompanied by a qualified termination of employment.
In determining the value of annual grants to key employees, the Compensation Committee takes into consideration the dilutive effect to shareholders as well as the expense to AFG as stock-based awards vest. The Compensation Committee believes that several features present in stock-based awards give recipients substantial incentive to maximize AFG’s long-term success. Specifically, the Compensation Committee believes that, because all awards vest over time, with restricted stock awards “cliff” vesting in four years, these awards promote executive retention due to the potential for forfeiture of awards that have not fully vested upon departure from AFG.
Equity award levels for participants are determined based on market and compensation peer company data, expense to AFG, the relative benefits to participants of such expense, the overall compensation level of participants and award amounts from previous years. Equity grants vary among participants based on their positions within the Company, and AFG believes that the consideration of these factors results in reasonable grant levels to its named executive officers and other employees. Restricted shares granted in 2022 to the named executive officers are set forth in the Grants of Plan-Based Awards Table on page 48 of this proxy statement.
Perquisites and Other Personal Benefits
Perquisites, such as insurance coverage, the personal use of corporate aircraft, certain entertainment expenses and administrative staff attending to occasional personal matters are made available to AFG’s executive officers. The Compensation Committee views the perquisites provided to the named executive officers together with all other compensation elements as a component of total compensation and believes that diminishing or eliminating any perquisites would require a corresponding increase in other compensation components. Therefore, the Compensation Committee believes these perquisites, as a component of total executive compensation, to be reasonable and consistent with the overall goal of offering competitive compensation programs.
The benefits and the estimated costs to the Company of such benefits are included in the All Other Compensation table below on page 47.
During 2022, as in prior years, the Company operated corporate aircraft used for the business travel of management and staff of the Company and its subsidiaries. The Board has encouraged the Co-CEOs to use corporate aircraft for all travel whenever practicable for productivity, security, health, safety and confidentiality reasons. Notwithstanding, the Compensation Committee and the Co-CEOs jointly acknowledge that personal aircraft use is a personal benefit. Each Co-CEO is provided a fixed number of hours per year for personal use (140 flight hours for 2022) to replace additional cash compensation that would have been paid. On certain occasions, an executive’s spouse, other family members or guests may fly on the corporate aircraft. While the flight hour benefit has remained the same since 2020, the actual flight hours used by the Co-CEOs in 2021 and 2022 include unused hours that the Compensation Committee allowed the Co-CEO’s to carryover from 2020 and 2021 due to COVID-19 travel restrictions. The majority of the increase in the cost of the benefit to the Co-CEOs in 2022 over 2021, however, reflected increased flight costs, particularly with respect to fuel and maintenance costs.
For taxable benefits, the dollar amounts are included as taxable income to the named executive officers, and the Company does not provide tax gross-up payments for any perquisites. See footnote (2) to the “All Other Compensation” table below on page 47 for a discussion of the tax treatment of aircraft benefits.
The Compensation Committee similarly limits the insurance benefit to $500,000 per year and auto expenses, meals and entertainment, travel services and personal administrative services to $120,000 per year. If exceeded, reimbursement is made based on the cost to the Company of providing the benefits. Amounts reimbursed each year are detailed in footnotes to the “All Other Compensation” table below on page 47.
The Company also maintains a Deferred Compensation Plan pursuant to which certain employees of AFG and its subsidiaries (currently those paid $110,000 or more annually) may defer up to 80% of their annual salary and/or bonus. For 2022, participants could elect to have the value of deferrals earn a fixed rate of interest, set annually by the Board of Directors (0.50% in 2022); or earn interest
44 2023 Proxy Statement | American Financial Group

Compensation Discussion and Analysis
as determined by one or more publicly traded mutual funds. A deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period.
Retirement and Other Related Benefits
The Company provides retirement benefits to named executive officers through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG provides retirement benefits to all qualified employees through the 401(k) Retirement and Savings Plan (“RASP”), a defined contribution plan. AFG matches 100% on the first 3% of employee contributions and an additional 50% on the next 3% of employee contributions and makes discretionary contributions to the retirement fund portion of the plan. The amount of such contributions and matching payments are based on a percentage of the employee’s salary up to certain thresholds. AFG also makes available to certain employees benefits in its Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the Auxiliary RASP is to enable employees whose contributions in the retirement contribution portion of the RASP are limited by IRS regulations to have an additional benefit to the RASP.
2023 Proxy Statement | American Financial Group 45

Executive Compensation
Summary Compensation Table
The following table summarizes the aggregate compensation paid to or earned by the named executive officers for each of the last three years. Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates for the years indicated. Amounts shown relate to the year indicated, regardless of when paid. AFG has no employment agreements with the named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Carl H. Lindner III Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)	2022	1,250,000	1,500,128	8,146,970	1,773,301	12,670,399
	2021	1,250,000	1,500,100	8,183,145	1,516,337	12,449,582
	2020	1,298,077	1,500,125	5,711,747	1,121,221	9,631,170
S. Craig Lindner Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)	2022	1,250,000	1,520,128	8,146,970	1,740,770	12,637,868
	2021	1,250,000	1,500,100	8,183,145	1,408,494	12,341,739
	2020	1,298,077	1,500,125	5,711,747	1,086,291	9,596,241
John B. Berding President of American Money Management	2022	1,044,231	950,036	3,953,030	220,025	6,167,322
	2021	1,020,000	950,093	3,819,246	181,372	5,970,711
	2020	1,021,154	950,076	2,263,861	82,970	4,318,061
Brian S. Hertzman Senior Vice President and Chief Financial Officer	2022	460,193	320,117	431,250	108,527	1,320,087
	2021	436,153	285,061	400,000	85,229	1,206,443
	2020	350,248	160,031	195,833	53,315	759,428
Vito C. Peraino Senior Vice President and General Counsel	2022	667,308	600,051	850,000	105,060	2,222,419
	2021	666,154	600,018	825,000	99,155	2,190,327
	2020	670,385	600,092	523,077	65,020	1,858,574
David L. Thompson, Jr. President and Chief Operating Officer of Property & Casualty Insurance Group	2022	610,577	500,132	437,645	158,298	1,706,652
(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the Deferred Compensation Plan.
(2)
Amount shown for 2022 represents the dollar amount which will be expensed for financial statement reporting purposes over the four-year cliff vesting period of discretionary restricted stock awards made by the Compensation Committee for compensation expense incurred by the Company. Amounts were determined in accordance with FASB ASC 718 (Compensation – Stock Compensation), rather than as an amount paid to or realized, and as such, dividends paid on restricted stock awards are not reported.

46 2023 Proxy Statement | American Financial Group

Executive Compensation
(3)
Non-equity incentive plan compensation payments to all named executive officers except Mr. Thompson include those made pursuant to the Annual Senior Executive Bonus Plan, a performance-based annual cash bonus plan. For the Co-CEOs and Mr. Berding, amounts also include payments under the Senior Executive LTIC which are further described in the Compensation Discussion and Analysis section beginning on page 31 of this proxy statement. For discussion of Mr. Thompson’s incentive compensation, see “Compensation Discussion & Analysis—Annual Bonuses” beginning on page 38.

(4)	The All Other Compensation chart below details the components of these amounts.
All Other Compensation ($)—2022
Item	C.H. Lindner III	S.C. Lindner	J.B. Berding	B. S. Hertzman	V.C. Peraino	D.L. Thompson, Jr.
Insurance (Auto/Home Executive Insurance Program)(1)	500,000	500,000	38,046	41,178	21,516	66,735
Aircraft Usage(2)	1,071,238	1,029,266	96,709	—	—	—
Annual RASP Contribution(3)	22,875	22,875	22,875	22,875	22,875	22,875
Annual Auxiliary RASP Contribution(3)	34,750	34,750	34,750	27,760	34,750	34,750
Other(4)	144,438	153,879	27,645	16,714	25,919	33,938
Total	1,773,301	1,740,770	220,025	108,527	105,060	158,298
(1)	The insurance benefit is limited to $500,000 per year. Mr. C.H. Lindner III and Mr. S.C. Lindner reimbursed the Company for premiums in excess of the limit.
(2)
The value of the use of corporate aircraft is calculated based on the aggregate incremental cost to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortized costs of the company aircraft, and the cost of maintenance not related to trips, are excluded. Amounts for personal use of company aircraft are included in the table. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.

(3)	For information regarding the RASP and Auxiliary RASP, see “Compensation Discussion and Analysis—Retirement and Other Related Benefits” on page 45.
(4)
Includes group life insurance; car, parking and related expenses; business club dues; security services; and health savings account company match. Also includes estimated amounts for meals and entertainment, travel services and administrative services. The Compensation Committee limits auto benefits, meals and entertainment, travel services and personal administrative services to $120,000 per year. Amounts for Mr. C.H. Lindner III and Mr. S. Craig Lindner reflect reimbursements over the $120,000 limit.

Potential Payments upon Termination or Change in Control
As described in the Compensation Discussion and Analysis section, the named executive officers do not have employment, severance or change in control agreements with the Company. All outstanding unvested equity awards are subject to a double trigger.
2023 Proxy Statement | American Financial Group 47

Executive Compensation
Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(1)	Closing Market Price on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Carl H. Lindner III	2/22/2022	—	—	—	11,200	133.76	1,500,128
	2/22/2022(2)	—	2,300,000	3,450,000	—	—	—
	2/22/2022(3)	—	2,500,000	5,000,000	—	—	—
S. Craig Lindner	2/22/2022	—	—	—	11,200	133.76	1,500,128
	2/22/2022(2)	—	2,300,000	3,450,000	—	—	—
	2/22/2022(3)	—	2,500,000	5,000,000	—	—	—
John B. Berding	2/22/2022	—	—	—	7,093	133.76	950,036
	2/22/2022(2)	—	1,750,000	2,150,000	—	—	—
	2/22/2022(3)	—	1,250,000	2,500,000	—	—	—
Brian S. Hertzman	2/22/2022	—	—	—	2,390	133.76	320,117
	2/22/2022(2)	—	345,000	431,250	—	—	—
Vito C. Peraino	2/22/2022	—	—	—	4,480	133.76	600,051
	2/22/2022(2)	—	680,000	850,000	—	—	—
David L. Thompson, Jr.	2/22/2021	—	—	—	3,734	133.76	500,132
(1)
These restricted shares were granted pursuant to the Company’s stock incentive plan and cliff-vest four years after the grant date. Holders of restricted shares generally have full voting and dividend rights on all restricted shares during the vesting period.

(2)
These represent awards under the Annual Bonus Plan. These amounts, to the extent earned for 2022 and paid in 2023, are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” because these awards were recognized in 2021 for financial statement reporting purposes.

(3)
These represent awards under the Senior Executive LTIC. Grants in 2022 cover a three-year performance period 2022-2024. One-half of award payment based on the Company’s growth in book value per share over the three years compared to plan companies, and one-half of award payment based on meeting or exceeding average annual core return on equity goals over the three-year period. Payments of awards, if any, will be made in early 2025.

48 2023 Proxy Statement | American Financial Group

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Carl H. Lindner III	2/26/2019	15,110	2,074,301
	2/25/2020	14,389	1,975,322
	2/23/2021	13,498	1,853,005
	2/22/2022	11,200	1,537,536
S. Craig Lindner	2/26/2019	15,110	2,074,301
	2/25/2020	14,389	1,975,322
	2/23/2021	13,498	1,853,005
	2/22/2022	11,200	1,537,536
John B. Berding	2/26/2019	9,570	1,313,770
	2/25/2020	9,113	1,251,033
	2/23/2021	8,549	1,173,607
	2/22/2022	7,093	973,727
Brian S. Hertzman	2/26/2019	1,565	214,843
	2/25/2020	1,535	210,725
	2/23/2021	2,565	352,123
	2/22/2022	2,390	328,099
Vito C. Peraino	2/26/2019	6,045	829,858
	2/25/2020	5,756	790,184
	2/23/2021	5,399	741,175
	2/22/2022	4,480	615,014
David L. Thompson, Jr.	2/26/2019	2,620	359,674
	2/25/2020	2,686	368,734
	2/23/2021	3,240	444,787
	2/22/2022	3,734	512,604
(1)
In February 2023, Mr. Berding exercised all of his 5,417 options to purchase shares at $41.15 per share expiring on February 23, 2025 which had been outstanding at December 31, 2022. The Company ceased granting stock options after 2015, and all remaining outstanding stock options are exercisable.

(2)	Represents restricted shares which cliff-vest four years following the award grant date.
2023 Proxy Statement | American Financial Group 49

Executive Compensation
Option Exercises and Stock Vested
The table below shows the number of Company common shares acquired during 2022 upon the exercise of options and restricted share awards which vested in 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Carl H. Lindner III	—	—	13,295	1,790,172
S. Craig Lindner	—	—	13,295	1,790,172
John B. Berding	23,000	2,444,520	8,420	1,133,753
Brian S. Hertzman	—	—	1,330	179,085
Vito C. Peraino	4,279	355,056	5,320	716,338
David L. Thompson, Jr.	—	—	1,865	251,122
(1)	The dollar value realized reflects the difference between the closing price of the Company common shares on the date of exercise and the stock option exercise price.
(2)
The dollar value realized reflects the market value of the vested shares based on the closing price of the Company common shares on the vesting date or, if not a business day, the next preceding business day.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
The Company provides retirement benefits to named executive officers through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG makes available to certain employees, including its named executive officers, benefits in its Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the Auxiliary RASP is to enable employees whose contributions are limited by IRS regulations in the retirement contribution portion of the AFG Retirement and Savings Plan (“RASP”) to have an additional benefit to the RASP.
The Company also maintains a Deferred Compensation Plan pursuant to which certain key employees of AFG and its subsidiaries may defer up to 80% of their annual salary and/or bonus. The deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period.
The table below discloses information on the nonqualified deferred compensation of the named executive officers, including the Auxiliary RASP for the 2022 plan year and the Deferred Compensation Plan.
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(1)	Aggregate earnings (loss) in last FY ($)(2)	Aggregate withdrawals / distributions ($)	Aggregate balances at last FYE ($)
Carl H. Lindner III	—	34,750	(1,423,344)	—	5,240,027
S. Craig Lindner	—	34,750	(1,421,223)	—	6,886,575
John B. Berding	—	34,750	(429,702)	—	2,956,245
Brian S. Hertzman	—	27,760	(18,522)	—	80,568
Vito C. Peraino	—	34,750	(149,468)	—	790,194
David L. Thompson, Jr.	—	34,750	(24,357)	—	111,403
(1)	Represents Company contributions credited to participants’ Auxiliary RASP accounts for 2022 which are included in the supplemental All Other Compensation table on page 47.
(2)	Earnings are calculated by reference to actual earnings or losses of mutual funds and securities, including Company common shares, held by the plans.
50 2023 Proxy Statement | American Financial Group

Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.
Members of the Compensation Committee:	Mary Beth Martin (Chairperson) Terry S. Jacobs William W. Verity
Director Compensation and Stock Ownership Guidelines
The Corporate Governance Committee reviews the structure and philosophy of our director compensation program annually during the second quarter. In performing its annual review, the Corporate Governance Committee uses the same group of peer companies used by the Compensation Committee in assessing compensation for named executive officers to evaluate the competitiveness of non-employee director compensation. The tables below show the fees in effect for and the amounts paid to each non-employee director in 2022.
The Board has established a share ownership target for non-employee directors with the objective that all non-employee directors own, within five years after the later of receiving his or her first annual restricted stock award or the implementation of any increase in the share ownership target, at least five times the annual Board retainer.
2022 Director Compensation Schedule
Compensation Element	($)(1)
Board Member Annual Retainer	105,000
Lead Independent Director Retainer	25,000
Audit Committee Chair Annual Retainer	35,000
Compensation Committee Chair Annual Retainer	20,000
Corporate Governance Committee Chair Annual Retainer	20,000
Audit Committee Non-Chair Member Annual Retainer	20,000
Compensation Committee Non-Chair Member Annual Retainer	15,000
Corporate Governance Committee Non-Chair Member Annual Retainer	15,000
Attendance Fee per Day for Offsite Meetings	2,000
Annual Restricted Stock Award	160,000
(1)
Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The Company reimburses non-employee directors for travel and lodging expenses incurred in connection with meeting attendance. Committee chairs do not receive member retainers in addition to chair retainers.

Beginning in 2014 after almost 40 years as the Company’s General Counsel, James E. Evans transitioned from an officer and employee of the Company to an executive consultant to the Company. Under his consulting agreement, Mr. Evans agreed to provide consulting services to the Company and its subsidiaries and affiliates. Mr. Evans’ duties include being required to make himself available to answer questions and consult with the Company upon reasonable request and where his cooperation is required or requested to assist the Company in connection with litigation or regulatory inquiries relating to matters arising while he served as an officer of the Company. The Company provides Mr. Evans with office space and administrative support as necessary for the provision of consulting services. While the initial term of the consulting arrangement was three years, the Board of Directors has annually extended the agreement in one-year increments, and the consulting fee in effect for 2022 was $150,000. To date, Mr. Evans has consulted on a constant and consistent basis, primarily in the Company’s offices but at times by phone, with the Co-CEOs, General Counsel and other members of senior management on a wide range of matters including strategic transactions, capital management and other matters important to the Company’s shareholders. The Corporate Governance Committee has determined that Mr. Evans’ duties as an executive consultant
2023 Proxy Statement | American Financial Group 51

Executive Compensation
to the Company require a large commitment of time, in excess of his duties as a director, and are provided on a constant basis not in connection with Board or Board committee meetings. The Corporate Governance Committee has further determined that the consulting fees paid to Mr. Evans are reasonable in light of the services that Mr. Evans provides and that shareholders benefit from Mr. Evans’ continuing services to the Company in addition to his responsibilities as a director.
2022 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	All Other Compensation ($)(2)	Total ($)
James E. Evans	110,917	158,563	150,359	419,839
Terry S. Jacobs	150,917	158,563	—	309,480
Gregory G. Joseph	170,917	158,563	—	329,480
Mary Beth Martin	140,917	158,563	—	299,480
Amy Y. Murray	129,062	158,563	—	287,625
Evans N. Nwankwo	125,917	158,563	—	284,480
William W. Verity	145,917	158,563	—	304,480
John I. Von Lehman	137,917	158,563	—	296,480
(1)
Calculated as the compensation cost for financial statement reporting purposes with respect to the annual stock grant under the Non-Employee Director Compensation Plan. See “Security Ownership of Certain Beneficial Owners and Management” on page 19 for detail on beneficial ownership of AFG common shares by directors.

(2)
All Other Compensation consists of amounts paid to Mr. Evans under a consulting arrangement, as amended, entered into between the Company and Mr. Evans in connection with his transition from executive officer and employee of the Company to executive consultant. Under the arrangement, Mr. Evans received a consulting fee in 2022 of $150,000 as well as parking and related expenses as compensation in addition to amounts received in accordance with the Company’s compensation policies for non-employee directors.

Ratio of Co-CEO Total Pay to “Median Employee” Total Pay
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is providing the following information about the relationship of the annual total compensation of its employees and the annual total compensation of the Co-CEOs. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules. This information should be read together with the “Compensation Discussion and Analysis” beginning on page 31.
AFG identified the “median employee” as of December 31, 2021. During 2022, there was no change in AFG’s employee population or employee compensation arrangements that AFG reasonably believes would result in a significant change to its pay ratio disclosure. Consequently, as permitted by SEC rules, AFG has utilized the same “median employee” for 2022.
AFG’s employee base may differ from other companies in the insurance and financial service industry. In total, at December 31, 2021, AFG employed a total of 927 part-time seasonal insurance adjusters and other part-time employees (approximately 12% of all employees) which are included in the total employee numbers, but all earned less from the Company than the median employee in 2021. As a result, the ratio set forth below may not be correlative to the ratio for other companies comparable in size or industry because of differences in operations.
AFG utilized the following methodology and the material assumptions, adjustments, and estimates:
•	As of December 31, 2021, our total employee population consisted of 7,581 individuals working at our parent company and consolidated subsidiaries, with approximately 5.0% located in Mexico.
•
SEC rules permit us to exclude up to 5% of our non-U.S. employees when identifying the median employee. AFG excluded employees in England (60 employees), Ireland (25 employees), Singapore (84 employees) and Canada, Spain and Denmark (total of 13 employees), which collectively represented less than 2.5% of AFG’s employees.

52 2023 Proxy Statement | American Financial Group

Executive Compensation
•
For the remaining employees, AFG compiled total 2021 wages, tips, and other compensation from 2021 year-end tax reporting data. For amounts paid in foreign currencies, AFG converted 2021 wages based on the conversion rate on the last business day of 2021.

•	Using this data, AFG determined that its “median employee” as of December 31, 2021, was a full-time, salaried employee located in the United States.
•
AFG calculated the employee’s 2022 total compensation using the same methodology as used to determine the Co-CEOs total compensation as set forth in the Summary Compensation Table on page 46 of this proxy statement.

•	With respect to the 2022 total compensation of each Co-CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table on page 46 of this proxy statement.
The 2022 total compensation for the median employee (other than the Co-CEOs) was $89,552, and the 2022 total compensation of each Co-CEO is set forth under “Total Compensation” in the Summary Compensation Table on page 46. Based on this information, the ratios of 2022 total compensation of each Co-CEO to the 2022 total compensation of the median employee were 144 to 1.
2023 Proxy Statement | American Financial Group 53

Executive Compensation
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (PEO), and the average compensation of our other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by such rules.
Year	Summary Compensation Table Total Compensation for PEO ($) (1)		Compensation Actually Paid to PEO ($) (2)		Average Summary Compensation Table Total Compensation for Other NEOs ($) (3)	Average Compensation Actually Paid to Other NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (5) (millions) ($)	Core EPS ($)
	Carl H. Lindner III	S. Craig Lindner	Carl H. Lindner III	S. Craig Lindner			Total Shareholder Return ($)	Peer Group (4) Total Shareholder Return ($)
2022	12,670,399	12,637,868	13,456,927	13,424,396	2,854,120	3,133,065	181.22	148.53	898	11.63
2021	12,449,582	12,341,739	16,851,687	16,743,844	2,639,597	4,137,031	163.26	124.95	1,995	11.59
2020	9,631,170	9,596,241	8,637,205	8,602,276	1,991,354	1,659,485	83.81	106.33	732	8.44
(1)
For 2020 through 2022, our PEOs were the Co-CEOs, Carl H. Lindner III and S. Craig Lindner. The dollar amounts reported in this column are the amounts of total compensation reported for the Co-CEOs for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
“Compensation actually paid” to our Co-CEOs and Other NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in the “Total” column of the Summary Compensation Table, as adjusted as set forth in the table below, in accordance with SEC rules. The dollar amounts reflected in the “Total” column of the Summary Compensation Table and above do not reflect the actual amount of compensation earned by or paid to our Co-CEOs and Other NEOs during the applicable year. For information regarding the decisions made by our management and Compensation Committee in regards to the NEO compensation for each fiscal year, please see the Compensation Discussion & Analysis section of this proxy statement. Fair value changes in stock awards for 2020 include the change in fair value of unvested stock option awards from December 31, 2019 to February 23, 2020. The Company has not awarded stock options since 2015.

54 2023 Proxy Statement | American Financial Group

Executive Compensation
Covered Year	2022			2021			2020
	Carl H. Lindner III ($)	S. Craig Lindner ($)	Non-PEO NEOs Average ($)	Carl H. Lindner III ($)	S. Craig Lindner ($)	Non-PEO NEOs Average ($)	Carl H. Lindner III ($)	S. Craig Lindner ($)	Non-PEO NEOs Average ($)
Summary Compensation Table “Total”	12,670,399	12,637,868	2,854,120	12,449,582	12,341,739	2,639,597	9,631,170	9,596,241	1,991,354
Less: Stock Award Values Reported in Summary Compensation Table for Covered Year	(1,500,128)	(1,500,128)	(592,584)	(1,500,100)	(1,500,100)	(538,810)	(1,500,125)	(1,500,125)	(507,565)
Plus: Fair Value of Stock Awards Granted in Covered Year	1,537,536	1,537,536	607,361	1,853,545	1,853,545	665,762	1,260,764	1,260,764	426,578
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(1,720)	(1,720)	(586)	2,126,862	2,126,862	718,028	(975,709)	(975,709)	(324,777)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year ($)	(25,892)	(25,892)	(8,245)	341,051	341,051	110,866	(8,414)	(8,414)	(2,692)
Dividends Paid during Covered Year on Unvested Stock Awards	776,732	776,732	273,000	1,580,747	1,580,747	541,589	229,519	229,519	76,588
Compensation Actually Paid ($)	13,456,927	13,424,396	3,133,065	16,851,687	16,743,844	4,137,031	8,637,205	8,602,276	1,659,485
(3)
For 2021 and 2020, our Other NEOs were John B. Berding, Michelle A. Gillis, Brian S. Hertzman and Vito C. Peraino. For 2022, the Other NEOs were John B. Berding, Brian S. Hertzman, Vito C. Peraino and David L. Thompson, Jr.

(4)
For the relevant fiscal year, the dollar amounts reported represent the cumulative total shareholder return (TSR) of the S&P 500 Property & Casualty Index (“Peer Group TSR”) for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

(5)
The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020, respectively.

The following financial performance measures are the most important financial performance measures that link compensation actually paid to named executive officers in the applicable year to company performance. For a description of these financial measures, see pages 38-45.

Most Important Performance Measures
Core Earnings per Share
Specialty Property and Casualty Earnings
Book Value per Share Growth vs. Industry Companies over 3 Years
Core Return on Equity over 3 Years
2023 Proxy Statement | American Financial Group 55

Executive Compensation
Relationship Between Compensation Actually Paid and Performance Measures
In the “Compensation Discussion and Analysis” section of this proxy statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the Summary Compensation Table and related disclosures appropriately reward our Co-CEOs and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation of our shareholders.
The “compensation actually paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of stock performance and dividends paid and varying levels of achievements against pre-established performance goals. Moreover, awards that may be earned under the Senior Executive Long-Term Incentive Compensation Plan, which represent a substantial percentage of target and maximum incentive compensation for the Co-CEOs payable each year, relate to performance results over a three-year period and may not specifically align the Company’s performance measures with “compensation actually paid” in a particular year.
Co-CEO compensation in the tables below are averages of the compensation paid to our Co-CEOs in the applicable year.
Relationship Between Compensation Actually Paid to our Co-CEOs and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR and Comparison of Company’s Cumulative TSR and Peer Group TSR.
The table below reflects the relationship between the compensation actually paid for the Company’s Co-CEOs and the average Other NEOs versus the Company’s TSR and the peer group TSR, assuming an initial fixed investment of $100 for the years ended December 31, 2022, 2021 and 2020.

AFG and Peer Group TSR vs. Compensation Actually Paid
Cumulative TSR (Value of inital $100 Investment)
$350
$300
$250
$200
$150
$100
$50
$0
20,000,000
15,000,000
10,000,000
5,000,000
0.00
Compensation Actually Paid
8.6
16.7
13.4
1.6
4.1
3.1
106.33
83.81
163.26
124.95
181.22
148.53
2020
2021
2022
Co-CEOs
NEOs
AFG TSR
S&P 500 P&C Index

56 2023 Proxy Statement | American Financial Group

Executive Compensation
Relationship Between Compensation Actually Paid to our Co-CEOs and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income.
The table below reflects the relationship between the compensation actually paid for the Company’s Co-CEOs and the average Other NEOs versus the Company’s Net Income for the year ended December 31, 2022, 2021 and 2020. Net income for 2021 includes the sale of the annuity business to Massachusetts Mutual Life Insurance Company for approximately $3.5 billion after-tax proceeds.

AFG Net Income vs. Compensation Actually Paid

Net Income
(in thousands)
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
15,000,000
10,000,000
5,000,000
0
2020
2021
2022
8.6
1.6
732
16.7
4.1
1,995
13.4
3.1
898
Co-CEOs
NEOs
AFG Net Income

Relationship Between Compensation Actually Paid to our Co-CEOs and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Core Earnings Per Share.
The table below reflects the relationship between the compensation actually paid for the Company’s Co-CEOs and the average Other NEOs versus the Company’s Core EPS for the years ended December 31, 2022, 2021 and 2020.

AFG Core EPS vs. Compensation Actually Paid
Core EPS
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
8.6
1.6
8.44
16.7
4.1
11.59
13.4
3.1
11.63
2020
2021
2022
Co-CEOs
NEOs
AFG Core EPS

2023 Proxy Statement | American Financial Group 57

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following reflects certain information about common shares authorized for issuance at December 31, 2022 under equity compensation plans.
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	243,604	$44.75	2,775,848(1)
Equity compensation plans not approved by security holders	—	—	—
Total	243,604	$44.75	2,775,848
(1)
Includes 2.1 million shares issuable under the Company’s equity incentive plans, 584,655 shares issuable under AFG’s Employee Stock Purchase Plan and 57,806 shares issuable under AFG’s Non-Employee Directors Compensation Plan.

58 2023 Proxy Statement | American Financial Group

Information about the Annual Meeting and Voting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to Be Held on Wednesday, May 17, 2023. The Proxy Statement and Annual Report to Shareholders and
Form 10-K are available at www.AFGinc.com.

Why did I receive these proxy materials?
You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our stock on March 24, 2023, the record date, and that entitles you to vote at the annual meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.
What is the record date and what does it mean?
The Board established March 24, 2023, as the record date for the annual meeting of shareholders to be held on May 17, 2023. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the annual meeting.
Why are you holding a virtual annual meeting?
The annual meeting will be a virtual meeting of shareholders held via a live audio webcast. Our goal for the annual meeting is to enable the largest number of shareholders to participate in the meeting, while providing shareholders with substantially the same access and opportunities to participate as an in-person meeting while reducing the environmental impact of the meeting. We will have technical support available for all participants during the meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?
We are making this proxy statement and our annual report available to our shareholders electronically via the Internet. We believe this delivery method expedites your receipt of materials, while also lowering costs and reducing the environmental impact of our annual meeting. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and how to vote online.
If you received a notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The notice has been mailed to shareholders on or about April 3, 2023, and provides instructions on how you may access the proxy materials on the Internet.
How do I attend the annual meeting?
If your shares are registered in your name, you will need to provide your 16-digit control number included on your notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the annual meeting, please log on to www.virtualshareholdermeeting.com/AFG2023 at least 15 minutes prior to the start of the annual meeting to provide time to register and download the required software, if needed. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.
2023 Proxy Statement | American Financial Group 59

Information about the Annual Meeting and Voting
How do I submit a question at the annual meeting?
Following the business of the annual meeting, we answer questions submitted by shareholders. Once you have logged into the webcast at www.virtualshareholdermeeting.com/AFG2023, simply type your question in the “ask a question” box and click “submit.” You can submit a question beginning 15 minutes prior to the start of the annual meeting and until the time we indicate that the question-and-answer session is concluded.
Why did I receive more than one proxy card?
You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet (as described in the instructions included with your proxy card(s) or in the notice).
How many common shares are entitled to vote at the annual meeting?
As of the record date, there were 85,170,036 common shares outstanding and eligible to vote.
How many votes must be present to hold the annual meeting?
A majority of the Company’s outstanding common shares as of the record date must be present in order for us to hold the annual meeting. This is called a quorum. Broker “non-votes” and abstentions are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for the particular item and has not received voting instructions from the beneficial owner.
What vote is required to approve each proposal?
Shareholders are entitled to one vote per common share on all matters submitted for consideration at the annual meeting.
The 11 nominees receiving the most votes will be elected under Ohio law, but pursuant to our Regulations, any director-nominee who fails to receive a majority of votes cast must tender his or her resignation to the Board, and the resignation will be considered by the Board and the Corporate Governance Committee as set forth on page 25 above under “Corporate Governance—Majority Voting for Directors.” Therefore, a withhold vote will be treated as a vote against the nominee for the purpose of the vote required under our Regulations.
The affirmative vote of a majority of the common shares represented in person or by proxy at the annual meeting is required for the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and approval of the advisory vote to approve named executive officers’ compensation. Abstentions and broker non-votes will not count as a vote for or against any of these proposals.
The advisory vote on the frequency of say-on-pay votes (every one year, every two years or every three years) is a plurality vote, and we will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions will have the same effect as not expressing a preference.
Where will I be able to find voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.
60 2023 Proxy Statement | American Financial Group

Information about the Annual Meeting and Voting
How do I vote my common shares?
(1)
Via Internet: Go to www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your notice or proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

(2)	By Telephone: Call the toll-free telephone number on the proxy card or the website to vote by telephone. You will need to follow the instructions and the voice prompts.
(3)	By Mail: Request, complete and return a paper proxy card, following the instructions on your notice.
(4)	At the Meeting: Vote electronically during the annual meeting at www.virtualshareholdermeting.com/AFG2023.
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.
If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted, or you may request the record holder to issue you a proxy covering your shares.
Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?
Yes, whether you vote by mail, via the Internet or by telephone, you may revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to the Company’s Secretary, as follows, or by voting in person at the meeting:
Karl J. Grafe
Vice President, Assistant General
Counsel & Secretary
American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street, 38th Floor
Cincinnati, Ohio 45202
What if I hold shares through the Company’s 401(k) Retirement and Savings Plan?
If you are a participant in the Company’s 401(k) Retirement and Savings Plan (RASP) with a balance in the AFG Common Stock Fund, the accompanying proxy card shows the number of common shares attributed to your RASP account balance, calculated as of the record date. In order for your RASP shares to be voted in your discretion, you must vote by the end of the day on May 14, 2023 either by Internet, telephone, or returned properly signed proxy card. If you choose not to vote or if you return an invalid or unvoted proxy card, the Administrative Plan Committee, consisting of three current or former senior officers of the Company, will vote your RASP shares in the Committee’s sole discretion. It has been the practice of the Administrative Plan Committee to vote all such shares in accordance with Board recommendations. Plan participants’ votes will be processed by the plan trustee and will not be disclosed to the Company.
How will my proxy be voted?
If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted as the Board recommends.
What is the difference between a “registered shareholder” and a “street name shareholder”?
These terms describe how your common shares are held. If your common shares are registered directly in your name with Broadridge Corporate Issuer Solutions, our transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a broker, bank or other nominee as a custodian, you are a “street name shareholder.”
2023 Proxy Statement | American Financial Group 61

Information about the Annual Meeting and Voting
What if my common shares are held in “street name” through a broker, bank or other nominee?
If your common shares are held in “street name” through a broker, bank or other nominee, you are considered the beneficial owner of those common shares, but not the record holder. As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. Under the rules of the NYSE, unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except with respect to routine proposals. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) constitutes a routine proposal. For your vote on any other matter to be counted, you will need to provide voting instructions to your broker before the date of the 2023 annual meeting using the instructions provided by your broker.
What are the Board’s recommendations on how I should vote my common shares?
The Board recommends that you vote your common shares as follows:
•	“FOR” the election of the 11 nominees proposed for the Board of Directors;
•	“FOR” the ratification of the appointment of our independent registered public accounting firm;
•	“FOR” the approval, on an advisory basis, of compensation of our named executive officers as disclosed in this proxy statement; and
•	“FOR” the approval, on an advisory basis, of holding future advisory votes on named executive compensation “EVERY ONE YEAR.”
Do I have an opportunity to cumulate my votes for director nominees?
Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Shareholders of the Company have cumulative voting rights in the election of directors if certain conditions are met. In order for cumulative voting to apply, notice of cumulative voting must be given in writing to the Company’s Corporate Secretary not less than 48 hours before the time fixed for the holding of the meeting. As of the date of this proxy statement, the Company has not received a notice from any shareholder requesting cumulative voting. If proper notice of cumulative voting is received by the Company, the 11 nominees who receive the greatest number of votes will be elected, subject to the tender of resignation and related procedures set forth above under, “What vote is required to approve each proposal” with respect to incumbent directors who fail to receive more votes in favor than votes withheld. The authority solicited by this proxy statement includes discretionary authority to cumulate votes in the election of directors. If cumulative voting is in effect with respect to the election of directors, the named proxies reserve the right to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their sole discretion, except that shareholders’ votes will not be cast for a nominee as to whom such shareholder instructs that such votes be cast “AGAINST” or “ABSTAIN.”
62 2023 Proxy Statement | American Financial Group

Other Matters
Copies of Annual Report on Form 10-K
The Company makes available on its website all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. To access these filings, go to the Company’s website (www.AFGinc.com), click on “Investor Relations” on the home page and select “Financial Information & SEC Filings.”
Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including financial statements and schedules, as filed with the SEC, are also available without charge to shareholders upon written request addressed to:
Investor Relations
American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202
Submitting Shareholder Proposals for the 2024 Annual Meeting of Shareholders
Under the rules and regulations of the SEC, any proposal which a shareholder of the Company intends to present at the annual meeting of shareholders to be held in 2024 and which such shareholder desires to have included in the Company’s proxy materials for such meeting must be received by the Secretary of the Company not less than 120 calendar days before the one-year anniversary date of this year’s proxy statement, or December 5, 2023. Our Regulations, as they may be amended from time to time, may contain additional requirements for matters to be properly presented at annual meetings of shareholders.
The proxy card used by AFG for the annual meeting typically grants authority to management to vote in its discretion on any matters that come before the meeting for which adequate notice has not been received. In order for a notice to be deemed adequate for the 2024 annual meeting, it must be received by February 18, 2024.
Shareholders wishing to nominate a director candidate must provide written notice at least 90 and not more than 120 days prior to the annual meeting to the Secretary of the Company setting forth or accompanied by: (1) certain biographical, stock ownership and investment intent disclosures about the proposed nominee as set forth in the Regulations; (2) certain biographical, stock ownership and hedging or similar activity disclosures about the shareholder giving the notice and specified persons associated with such shareholder as set forth in the Regulations; (3) verification of the accuracy or completeness of any nomination information at the Company’s request; (4) a statement that a nomination that is inaccurate or incomplete in any manner shall be disregarded; (5) a representation that the shareholder was a record holder of the Company’s voting stock and intended to appear, in person or by proxy, at the meeting to make the nomination; and (6) the consent of each such nominee to serve as director if elected.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024. However, we note that this date does not supersede but is in addition to the notice requirements under our Regulations as described above.
2023 Proxy Statement | American Financial Group 63

AMERICAN FINANCIAL GROUP, INC.

AMERICAN FINANCIAL GROUP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AFG2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Carl H. Lindner III
02) S. Craig Lindner
03) John B. Berding
04) James E. Evans
05) Terry S. Jacobs
06) Gregory G. Joseph
07) Mary Beth Martin
08) Amy Y. Murray
09) Evans N. Nwankwo
10) William W. Verity
11) John I. Von Lehman

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2023.	☐	☐	☐
3. Advisory vote on compensation of named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. Advisory vote on frequency of advisory vote on compensation of named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000604178_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

AMERICAN FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
May 17, 2023 11:00 A.M. Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Karl J. Grafe and Mark A. Weiss, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held May 17, 2023 at 11:00 A.M. Eastern Daylight Time, on the matters set forth on the reverse side (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted FOR the election to the Board of Directors of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 and 1 YEAR for Proposal 4.

0000604178_2 R1.0.0.6

Continued and to be signed on reverse side